Exhibit 10.2

Execution Version

AMENDMENT NO. 1

This AMENDMENT NO. 1, dated as of March 28, 2019 (this “Amendment”), amends the Credit Agreement, dated as of November 28, 2017 (the “Credit Agreement”), by and among CONSOL COAL RESOURCES LP (the “Borrower”), the guarantors party thereto, the lenders party thereto, CONSOL ENERGY INC., as administrative agent for the Lenders (the “Administrative Agent”) and PNC BANK, NATIONAL ASSOCIATION, as collateral agent for Secured Parties (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).

WITNESSETH

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein; and

WHEREAS, the contemplated amendments require the consent of the affected Lenders under the Credit Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1.        Amendment to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended to be as set forth in the conformed copy of the Credit Agreement as amended by this Amendment attached as Exhibit A hereto.

2.        Conditions Precedent. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Amendment No. 1 Effective Date”):

(a)        Execution and Delivery of Amendment. The Borrower, the Guarantors, each Lender, the Administrative Agent and the Collateral Agent shall have executed and delivered this Amendment.

(b)        Officer’s Certificate. (i) The representations and warranties of each of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except (x) that any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (y) for representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) no Event of Default or Potential Default shall have occurred and be continuing; (iii) since December 31, 2018, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to constitute a Material Adverse Change; and (iv) the Borrower shall have delivered to the Agents for the benefit of each Lender a certificate of the Borrower, dated the Amendment No. 1 Effective Date.

and signed by a Responsible Officer or Authorized Officer of the Borrower, to each effect in clauses (i) through (iii).

(c)      Secretary’s Certificates. The Agents shall have received:

(i)        a certificate dated the Amendment No. 1 Effective Date and signed by an Authorized Officer of the Borrower, certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the managing general partner of the Borrower authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed and delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 1 Effective Date; (B) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents to be executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Amendment and such other Loan Documents and the true signatures of such officers, on which each Agent and each Lender may conclusively rely; and (C) copies of its certificate of limited partnership (recently certified by the Secretary of State of the State of Delaware) and limited partnership agreement as in effect on the Amendment No. 1 Effective Date, together with recently dated certificates from the Secretary of State of the State of Delaware as to the continued existence and good standing of the Borrower; and

(ii)      a certificate dated the Amendment No. 1 Effective Date and signed by an Authorized Officer of each of the Loan Parties (other than the Borrower), certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed and delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 1 Effective Date; (B) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents to be executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Amendment and such other Loan Documents and the true signatures of such officers, on which each Agent and each Lender may conclusively rely; and (C) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Amendment No. 1 Effective Date, recently certified by the appropriate state official where such documents are filed in a state office (or, in the alternative, certifying that such organizational documents have not been amended since the Closing Date, and that such organizational documents are in full force and effect), together with recently dated certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized.

(d)      Solvency Certificate. The Agents shall have received a certificate of the chief financial officer of the General Partner on behalf of the Borrower stating that, after giving effect to this Amendment, the Borrower and its Subsidiaries , taken as a whole, are Solvent.

(e)      Legal Opinions. The Agents shall have received:

    (i)      a written opinion of in-house counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to each Agent), dated the Amendment No. 1 Effective Date, addressed to the Lenders and each Agent, substantially in the form agreed with the Agents prior to the Amendment No. 1 Effective Date.

    (ii)      a written opinion of Latham & Watkins LLP, counsel to the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to each Agent), dated the Amendment No. 1 Effective Date, addressed to the Lenders and each Agent, substantially in the form agreed with the Agents prior to the Amendment No. 1 Effective Date.

(f)      Lien Searches. The Agents shall have received bring-down lien searches with a scope substantially similar to those delivered on the Closing Date, and each Agent shall be satisfied with the results thereof.

(g)      Required Flood Materials. The Collateral Agent shall have received the Required Flood Materials with respect to each existing Mortgage.

(h)      Perfection Certificate Supplement. The Collateral Agent shall have received a Perfection Certificate Supplement executed and delivered by the Loan Parties and dated as of the Amendment No. 1 Effective Date.

(i)      Insurance. The Collateral Agent shall have received evidence that adequate insurance (other than flood insurance) required to be maintained under the Loan Documents is in full force and effect.

(j)      PATRIOT Act. The Agents shall have received at least three business days prior to the Amendment No. 1 Effective Date (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (ii) a Beneficial Ownership Certification, in each case to the extent requested at least ten business days prior to the Amendment No. 1 Effective Date.

(k)      Fees and Expenses. All fees and expenses payable on or before the Amendment No. 1 Effective Date by the Borrower to the Collateral Agent (or its

Affiliates) in connection with this Amendment shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent.

3.        Post-Closing Actions. Not later than sixty (60) days after the Amendment No. 1 Effective Date, unless extended by the Collateral Agent in its sole discretion upon reasonable request of the Borrower, the Borrower shall deliver (or cause to be delivered) to the Collateral Agent, (i) with respect to each existing Mortgage, either the items listed in clause (a) or (b) below, and (ii) with respect to each Mortgage encumbering the Pennsylvania Mining Complex, a mortgage amendment to such Mortgage to add a schedule indicating what Buildings are encumbered thereby:

(a)      written confirmation (which may be in the form of an email), in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in the jurisdiction in which such Mortgage is recorded, substantially to the effect that:

    (i)      the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Debt (as defined in such Mortgage),for the benefit of the Secured Parties (as defined in such Mortgage); and

    (ii)      no other documents, instruments, filing, recordings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Secured Debt (as defined in such Mortgage), for the benefit of the Secured Parties (as defined in the Mortgage); or

(b)      the following, in each case in form and substance reasonably acceptable to the Collateral Agent:

    (i)      an amendment to such Mortgage (each, a “Mortgage Amendment”), duly executed and acknowledged by the applicable Loan Party, and in proper form for recording in the land records in the jurisdiction in which the applicable mortgaged property is located and sufficient to create a valid and enforceable mortgage lien on such mortgaged property, in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in such Mortgage), securing the Secured Debt (as defined in such Mortgage);

    (ii)      a datedown endorsement (or such other title product as acceptable to the Collateral Agent if a datedown endorsement is not available in the applicable jurisdiction) (each, a “Title Endorsement”) to the existing title insurance policy for such Mortgage, insuring the Collateral Agent that the lien of such Mortgage, as amended by the applicable Mortgage Amendment, is a valid and enforceable first priority lien on the mortgaged property described therein, in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in such Mortgage) free and clear of all defects, encumbrances and liens except for Permitted Liens;

    (iii)      with respect to each such Mortgage Amendment, an opinion of (x) local counsel in the jurisdiction where such mortgaged property is located with respect to the enforceability and perfection of the Mortgage, as amended by the Mortgage Amendment, and other matters customarily included in such opinions and (y) counsel regarding the due authorization, execution and delivery of the Mortgage Amendment and other matters customarily included in such opinions;

    (iv)      evidence that the Borrower has delivered to the title company such affidavits, certificates, information, instruments of indemnification and other documents as may be reasonably necessary to cause the title company to issue the Title Endorsements contemplated by clause (b)(ii) above; and

    (v)      evidence of payment by the Borrower of all title premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments contemplated by clause (b)(i) above and issuance of the Title Endorsements contemplated by clause (b)(ii) above.

4.        Full Force and Effect; Reaffirmation. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect except, in each case, as expressly modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement. All references to the Credit Agreement in any Loan Document, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement as amended by this Amendment. Each Loan Party, by its signature below, hereby affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations. The amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date.

5.        Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

6.        Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.

7.        Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendments to the Loan Documents contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendments. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

8.        Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The provisions of Section 11.11.2 through 11.11.5 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CONSOL COAL RESOURCES LP

By:	CONSOL COAL RESOURCES GP LLC, its general partner

By:	/s/ Martha A Wiegand
Name: Martha A. Wiegand
Title: Authorized Officer

GUARANTORS:

CONSOL OPERATING LLC
CONSOL THERMAL HOLDINGS LLC
CONSOL COAL FINANCE CORP.

By: /s/ Martha A. Wiegand
Name:	Martha A. Wiegand
Title:	Authorized Officer

CONSOL ENERGY INC.,
as Administrative Agent and as a Lender

By: /s/ David M. Khani

Name: David M. Khani

Title:	Chief Financial Officer & Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Mahir J. Desai

Name: Mahir J. Desai

Title:	Vice President

EXHIBIT A

CONFORMED CREDIT AGREEMENT

[See attached]

Exhibit A to Amendment No. 1

AFFILIATED COMPANY CREDIT AGREEMENT

by and among

CONSOL COAL RESOURCES LP

(formerly known as CNX COAL RESOURCES LP)

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

CONSOL ENERGY INC.

(formerly known as CONSOL MINING CORPORATION),

as Administrative Agent

and

PNC BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of November 28, 2017,

as amended as of March 28, 2019

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	5.8.2 Payment of Other Taxes by the Borrower	51
	5.8.3 Indemnification by the Borrower	51
	5.8.4 Evidence of Payments	51
	5.8.5 Status of Lenders	52
	5.8.6 Refunds	53
	5.8.7 Administrative Agent Forms	54

6. REPRESENTATIONS AND WARRANTIES

6.1	Organization and Qualification	54
6.2	EEA Financial Institutions	54
6.3	Subsidiaries	54
6.4	Power and Authority	55
6.5	Validity and Binding Effect	55
6.6	No Conflict	55
6.7	Litigation	55
6.8	Title to Properties	56
6.9	Financial Statements	56
6.10	Use of Proceeds	56
6.11	Liens in the Collateral	56
6.12	Full Disclosure	57
6.13	Taxes	57
6.14	Consents and Approvals	57
6.15	No Event of Default; Compliance with Instruments	58
6.16	Patents, Trademarks, Copyrights, Licenses, Permits, Etc.	58
6.17	Solvency	58
6.18	Real Property	58
6.19	Insurance	59
6.20	Compliance with Laws	59
6.21	Material Contracts; Burdensome Restrictions	59
6.22	Investment Companies; Regulated Entities	59
6.23	ERISA Compliance	59
6.24	Employment Matters; Coal Act; Black Lung Act	60
6.25	Environmental Matters	60
6.26	Anti-Terrorism Laws; Anti-Corruption Laws	61
6.27	Margin Regulations	61

7. CONDITIONS OF LENDING

7.1	First Loans	61
	7.1.1 Deliveries	61
	7.1.2 Payment of Fees	63
	7.1.3 PATRIOT Act	63
	7.1.4 No Debt or Preferred Stock Outstanding	64
	7.1.5 Transactions	64

7.2	Each Loan	64

8. COVENANTS

8.1	Affirmative Covenants	64
	8.1.1 Preservation of Existence, Etc.	65

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	8.1.2 Payment of Liabilities, Including Taxes, Etc.	65
	8.1.3 Maintenance of Insurance	65
	8.1.4 Maintenance of Properties and Equipment	66
	8.1.5 Maintenance of Patents, Trademarks, Etc.	66
	8.1.6 Visitation Rights	66
	8.1.7 Keeping of Records and Books of Account	67
	8.1.8 Further Assurances	67
	8.1.9 Additional Guarantors	67
	8.1.10 Compliance with Laws	67
	8.1.11 Use of Proceeds	68
	8.1.12 Subordination of Intercompany Loans	68
	8.1.13 Anti-Terrorism Laws; Anti-Corruption Laws	68
	8.1.14 Compliance with Material Contracts	68
	8.1.15 Accounts	69
	8.1.16 ERISA Compliance	69
	8.1.17 Collateral	69
	8.1.18 Title	72
	8.1.19 Maintenance of Permits	73
	8.1.20 Environmental Reports	73
	8.1.21 Post-Closing Matters	73
8.2	Negative Covenants	73
	8.2.1 Indebtedness	73
	8.2.2 Liens	74
	8.2.3 Designation of Unrestricted Subsidiaries	75
	8.2.4 Loans and Investments	75
	8.2.5 Restricted Payments	77
	8.2.6 Liquidations, Mergers, Consolidations, Acquisitions	78
	8.2.7 Dispositions	79
	8.2.8 Affiliate Transactions	81
	8.2.9 Change in Business	83
	8.2.10 Fiscal Year	83
	8.2.11 Amendments to Certain Documents	83
	8.2.12 Swaps	83
	8.2.13 Financial Covenants	83
	8.2.14 Restrictions on Distributions from Restricted Subsidiaries	84
	8.2.15 Negative Pledge Agreements	85
8.3	Reporting Requirements	87
	8.3.1 Quarterly Financial Statements	87
	8.3.2 Annual Financial Statements	87
	8.3.3 SEC Website	88
	8.3.4 Certificate of the Borrower	88
	8.3.5 Notice of Default	88
	8.3.6 Certain Events	88
	8.3.7 Budgets, Forecasts, Other Reports and Information	89

9. DEFAULT

9.1	Events of Default	90
	9.1.1 Payments Under Loan Documents	90
	9.1.2 Breach of Warranty	90
	9.1.3 Breach of Certain Covenants	90

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	9.1.4 Breach of Other Covenants	90
	9.1.5 Defaults in Other Agreements or Indebtedness	91
	9.1.6 Final Judgments or Orders	91
	9.1.7 Loan Document Unenforceable	91
	9.1.8 Inability to Pay Debts	91
	9.1.9 ERISA	91
	9.1.10 Change of Control	92
	9.1.11 Operating Agreement	92
	9.1.12 Involuntary Proceedings	92
	9.1.13 Voluntary Proceedings	92
	9.1.14 Material Contracts	92
9.2	Consequences of Event of Default	92
	9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	92
	9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings	93
	9.2.3 Set-off	93
	9.2.4 Application of Proceeds	93
	9.2.5 Collateral Agent	94
	9.2.6 Other Rights and Remedies	94
9.3	Notice of Sale	95

10. THE AGENTS

	10.1 Appointment and Authority	95
	10.2 Rights as a Lender	95
	10.3 Exculpatory Provisions	95
	10.4 Reliance by Agents	96
	10.5 Delegation of Duties	97
	10.6 Resignation of Agents	97
	10.7 Non-Reliance on Collateral Agent	97
	10.8 Collateral Agent Role	98
	10.9 Collateral Agent’s Fee	98
	10.10 Authorization to Release Collateral and Guarantors	98
	10.11 No Reliance on Collateral Agent’s Customer Identification Program	99
	10.12 Withholding Tax	99
	10.13 Certain ERISA Matters	99

11. MISCELLANEOUS

11.1	Modifications, Amendments or Waivers	101
	11.1.1 Required Consents	101
	11.1.2 Certain Amendments	102
	11.1.3 Amendments Affecting the Agents, Etc.	102
11.2	No Implied Waivers; Cumulative Remedies	102
11.3	Expenses; Indemnity; Damage Waiver	103
	11.3.1 Costs and Expenses	103
	11.3.2 Indemnification by the Borrower	103
	11.3.3 Reimbursement by Lenders	104
	11.3.4 Waiver of Consequential Damages, Etc.	104
	11.3.5 Payments	104
11.4	Holidays	104

-iv-

11.5	Notices; Effectiveness; Electronic Communication	104
	11.5.1 Notices Generally	104
	11.5.2 Electronic Communications	105
	11.5.3 Change of Address, Etc.	105
11.6	Severability	105
11.7	Duration; Survival	105
11.8	Successors and Assigns	106
	11.8.1 Successors and Assigns Generally	106
	11.8.2 Assignments by Lenders	106
	11.8.3 Register	107
	11.8.4 Collateral Assignment	107
11.9	Confidentiality	108
	11.9.1 General	108
	11.9.2 Sharing Information With Affiliates of the Lenders	109
11.10	Counterparts; Integration; Effectiveness	109
11.11	Governing Law, Etc.	109
	11.11.1 Governing Law	109
	11.11.2 SUBMISSION TO JURISDICTION	109
	11.11.3 WAIVER OF VENUE	110
	11.11.4 SERVICE OF PROCESS	110
	11.11.5 WAIVER OF JURY TRIAL	110
11.12	Certain Collateral Matters	110
11.13	USA PATRIOT Act Notice	111
11.14	No Fiduciary Duty	111
11.15	No General Partner’s Liability	111
11.16	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	111

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1.1(A)	Pricing Grid
Schedule 1.1(B)	Commitments of Lenders
Schedule 6.1	Qualifications To Do Business
Schedule 6.3	Subsidiaries
Schedule 6.11	Pledged Securities
Schedule 6.21	Additional Material Contracts
Schedule 7.1.1(i)	Lien Searches
Schedule 8.1.18	Title Requirements
Schedule 8.1.21	Post-Closing Matters
Schedule 8.2.1	Existing Indebtedness
Schedule 8.2.2	Existing Liens
Schedule 8.2.4	Existing Investments
Schedule 8.2.8	Existing Affiliate Transactions
Schedule 8.2.14	Existing Restrictions on Subsidiaries
Schedule 8.2.15	Existing Negative Pledge Agreements
Schedule 11.5.1	Notice Information

EXHIBITS

Exhibit 1.1(A)	Assignment and Assumption Agreement
Exhibit 1.1(G)(1)	Guarantor Joinder
Exhibit 1.1(G)(2)	Guaranty Agreement
Exhibit 1.1(I)(1)	Indemnity
Exhibit 1.1(I)(2)	Intercompany Subordination Agreement
Exhibit 1.1(M)	Mortgage
Exhibit 1.1(N)	Note
Exhibit 1.1(P)(1)	Perfection Certificate
Exhibit 1.1(P)(2)	Perfection Certificate Supplement
Exhibit 2.5	Loan Request
Exhibit 5.8.5	United States Tax Compliance Certificate
Exhibit 8.2.6	Acquisition Certificate
Exhibit 8.3.4	Quarterly Compliance Certificate

-vi-

AFFILIATED COMPANY CREDIT AGREEMENT

THIS AFFILIATED COMPANY CREDIT AGREEMENT (the “Agreement”) is dated as of November 28, 2017, as amended as of March 28, 2019 and is made by and among CONSOL COAL RESOURCES LP (f/k/a CNX COAL RESOURCES LP), a Delaware limited partnership (the “Borrower”), EACH OF THE GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), CONSOL ENERGY INC. (f/k/a CONSOL MINING CORPORATION), a Delaware corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and PNC BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”).

The Borrower has requested the Lenders to provide a revolving credit facility to the Borrower. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.  CERTAIN DEFINITIONS

1.1        Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Account” shall have the meaning set forth in the Security Agreement.

“Additional Credit Extension Amendment” shall mean an amendment to this Agreement (which may, at the option of the Agents in consultation with the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Extended Commitments pursuant to Section 2.9 [Extended Commitments], which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, the Loan Parties and the other parties specified in the applicable Section of this Agreement (but not any other Lender not specified in the applicable Section of this Agreement) and acknowledged by the Collateral Agent, but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the proviso in Section 11.1.1 [Required Consents] (other than amendments relating to provisions of Extended Commitments that are expressly permitted to be different from those of the Commitments under the terms of Section 2.9 [Extended Commitments]). Any Additional Credit Extension Amendment may include conditions for delivery of customary opinions of counsel and other documentation consistent with the conditions in Section 7.1.1 [Deliveries] and certificates confirming satisfaction of conditions consistent with Section 7.2 [Each Additional Loan], all to the extent reasonably requested by any Agent or the other parties to such Additional Credit Extension Amendment; provided that the effectiveness of each Additional Credit Extension Amendment shall be subject to the Required Flood Materials having been made available to the Lenders not less than five (5) Business Days prior to the effective date of such Additional Credit Extension Amendment.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For the avoidance of doubt, none of the Persons that serves as Collateral Agent or is a CEI Secured Party shall be deemed an Affiliate of the Borrower or any of its Affiliates solely by virtue of serving or being in such capacity.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 8.2.8 [Affiliate Transactions].

“Agents” shall have the meaning specified in the preamble hereto.

“Agreement” shall have the meaning specified in the preamble hereto.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a “LIBOR” or “Base Rate” or other index rate floor, or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders of such Indebtedness; provided that (a) upfront fees and original issue discount shall be equated to interest rate based upon an assumed four-year average life to maturity (e.g., 100 basis points of original issue discount equals 25 basis points of interest rate margin), and (b) “All-In Yield” shall exclude any customary commitment, amendment, underwriting and arranger fees and other similar fees in each case to the extent not paid generally to all lenders in the primary syndication of such Indebtedness.

“Amendment No. 1” shall mean that certain Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” shall mean March 28, 2019.

“Amendment No. 1 Perfection Certificate Supplement” shall mean the Perfection Certificate Supplement dated as of the Amendment No. 1 Effective Date.

“Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act and rules and regulations thereunder, (b) the UK Bribery Act and (c) other anti-corruption and anti-bribery laws and regulations of any applicable jurisdiction.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, including the USA PATRIOT Act and regulations of OFAC.

“Applicable Account” shall mean a Deposit Account, a Securities Account or a Commodity Account (each as defined in the UCC), but excluding any Deposit Account that is an Excluded Account.

“Applicable Rate” shall mean the percentage based on the Total Net Leverage Ratio according to the pricing grid on Schedule 1.1(A).

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

“Authorized Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, vice president, chief financial officer, secretary, treasurer or assistant treasurer of such Loan Party or of the General Partner acting on behalf of such Loan Party, or such other individuals, designated by written notice to each Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to each Agent.

“Available Cash” shall mean “Available Cash” as defined in the Partnership Agreement.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Baltimore Dock Facility” shall mean that certain terminal, storage, loading and dock facility, including all facilities and equipment supporting such facility, located in Baltimore, Maryland owned as of the Closing Date by CONSOL Marine Terminals, Inc. (f/k/a CNX Marine Terminals, Inc.), including all related easements, rights of way and the similar interests used in connection with such facility.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” (as defined in Section 4975 of the Code) or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Black Lung Act” shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

“Board of Directors” shall mean (a) with respect to the Borrower, the board of directors of the General Partner or any committee thereof duly authorized to act on behalf of such board and (b) with respect to any other Person, (b) if the Person is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board or a similar governing body, (c) if the Person is a partnership, the board of directors of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board or a similar governing body and (d) with respect to any other Person, the functional equivalent of the foregoing.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner acting on behalf of the Borrower to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Borrower” shall have the meaning specified in the preamble hereto.

“Borrowing Date” shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

“Borrowing Tranche” shall mean specified portions of Loans outstanding made pursuant to the same Loan Request by the Borrower.

“Building” shall mean a walled and roofed structure, other than a gas or liquid storage tank, that is principally above ground and affixed to a permanent site, and a walled and roofed structure while in the course of construction, alteration or repair or shall have such other meaning ascribed to such term in the Flood Laws.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

“Capital Lease Obligation” shall mean, subject to Section 1.3 [Accounting Principles], an obligation that is required to be classified and accounted for as a capital lease or financing lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person shall mean (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash on Hand” shall mean, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of unrestricted cash and Temporary Cash Investments of the Loan Parties as of such date and (ii) the aggregate amount of cash and Temporary Cash Investments of the Loan Parties pledged solely (A) to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations as of such date and (B) subject to the applicable intercreditor agreement, to the collateral agent for the benefit of the secured parties in respect of Specified Junior Obligations, in each case, after giving effect to all incurrences and repayments of Indebtedness, issuances of Equity Interests, Investments and Restricted Payments to occur on such date.

“Casualty Event” shall mean, with respect to any assets of any Loan Party, any damage to or destruction of, or any condemnation or other taking (including by any Official Body) of, any such assets that occurs after the Closing Date for which the Borrower or any other Loan Party receives insurance proceeds or proceeds of a condemnation award or any other compensation; provided, however, no such event or series of related events shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than the Threshold Amount in the aggregate with respect to such event or series of related events. Casualty Event shall include but not be limited to any taking of all or any part of any real property of the Borrower or any other Loan Party in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition or the use or occupancy of all or any part of any real property by any Official Body, civil or military.

“CEI” shall mean CONSOL ENERGY INC. (f/k/a CONSOL Mining Corporation), a Delaware corporation.

“CEI Agents” shall mean the “Agents” as defined in the CEI Credit Agreement.

“CEI Collateral Agent” shall mean the “Collateral Agent” (or similar term) as defined in the CEI Credit Agreement.

“CEI Credit Agreement” shall mean the Credit Agreement, dated the Closing Date, among CEI, as borrower, PNC Bank, National Association, as Revolving/TLA Administrative Agent, Citibank, N.A., as TLB Administrative Agent, PNC Bank, National Association, as collateral agent, the guarantors party thereto and the lenders from time to time party thereto, as amended, restated, supplemented, refinanced or replaced, in whole or in part, from time to time, in each case, providing for loans, letters of credit, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other forms of indebtedness, and whether or not with the original or new agents and/or lenders or a trustee or other representative, purchasers and/or holders.

“CEI Credit Documents” shall mean the CEI Credit Agreement, the notes issued pursuant thereto and each security document or pledge agreement delivered in accordance with applicable local Law to grant a valid, perfected security interest in any property as collateral for the obligations under the CEI Credit Agreement, and all UCC or other financing statements or instruments of perfection required by this Agreement or the CEI Credit Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the obligations under the CEI Credit Agreement, and amendments, supplements or joinders to the foregoing.

“CEI Entities” shall mean CEI and its Subsidiaries, other than (i) the Borrower and its Subsidiaries, (ii) the General Partner, except to the extent acting contrary to the written direction or request of the Board of Directors of the General Partner and (iii) any Person acting at the written direction or request of the Board of Directors of the General Partner.

“CEI Lenders” shall mean the “Lenders” (or similar term) as defined in the CEI Credit Agreement.

“CEI Loan Party” shall mean any Person that is a borrower or a guarantor under the CEI Credit Agreement.

“CEI Second Lien Notes” shall mean the 11.00% second lien notes due 2025 issued on November 13, 2017, by CEI in an aggregate principal amount of $300,000,000.

“CEI Secured Parties” shall mean the “Secured Parties” (or similar term) as defined in the CEI Credit Agreement.

“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“CFC Holdco” shall mean a Subsidiary of the Borrower that owns no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean:

(1)        other than as the result of the exercise of remedies under the CEI Credit Agreement, CEI shall cease, directly or indirectly, to own and control legally and beneficially greater than 100% of the Equity Interests in the General Partner;

(2)        other than as the result of the exercise of remedies under the CEI Credit Agreement, CEI shall cease, directly or indirectly to have the power to vote or direct the voting of Equity Interests in the General Partner having all the ordinary voting power for the election of the Board of Directors of the General Partner;

(3)        the Borrower shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Operator;

(4)        the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower (including Equity Interests of Restricted Subsidiaries) and the Restricted Subsidiaries, taken as a whole, to any Person other than a Loan Party; or

(5)         a “change of control” or similar event occurs under any Specified Junior Obligations with a then-outstanding principal amount or commitment greater than the Threshold Amount.

“CIP Regulations” shall have the meaning assigned to such term in Section 10.11 [No Reliance on Collateral Agent’s Customer Identification Program].

“Class” shall mean (i) with respect to any Commitment, its character as a Commitment or Extended Commitment, designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loans, its character as a Loan made pursuant to the Commitment or Extended Commitment designated as a “Class” in an Additional Credit Extension Amendment; provided that notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the borrowing and repayment of Loans shall be made on a pro rata basis across all Classes of Loans (except to the extent that any applicable Additional Credit Extension Amendment pursuant to Section 2.9 [Extended Commitments] provides that the Class of Loans established thereunder shall be entitled to less than pro rata repayments), and any termination of Commitments shall be made on a pro rata basis across all Classes of Commitments (except to the extent that any applicable Additional Credit Extension Amendment pursuant to Section 2.9 [Extended Commitments] provides that the Class of Commitments established thereunder shall be entitled to less than pro rata treatment). Commitments or Loans that have different maturity dates, pricing (other than upfront fees) or other terms shall be designated as separate Classes.

“Closing Date” shall mean the date of this Agreement.

“Closing Date Refinancing and Releases” shall mean (a) the repayment in full and termination of the Existing Credit Agreement and (b) the release of all guarantees and collateral under the Existing Credit Agreement.

“Coal” shall mean all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including bituminous and sub-bituminous coal, and lignite.

“Coal Act” shall mean the Coal Industry Retiree Health Benefits Act of 1992.

“Coal Gas” shall mean occluded methane gas and all associated natural gas and other hydrocarbons of whatever quality or quantity, whether known or unknown, that are, can be, or historically have been produced or emitted from coalbeds, coal formations, coal seams, mined out areas, gob areas, or any related, associated, or adjacent rock material or strata, together with all substances produced with each of the foregoing or refined therefrom. For the avoidance of doubt, the term “Coal Gas” shall expressly include all substances commonly known as “coalbed methane,” “coal mine methane,” and “gob gas.”

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean the property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document, but shall not include any (i) asset that shall have been released, pursuant to Section 10.10 [Authorization to Release Collateral and Guarantors] or Section 11.1.1(d) [Required Consents], from the Liens created under such Security Document or (ii) Excluded Assets.

“Collateral Agent” shall mean PNC Bank, National Association, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Agent’s Fee” shall have the meaning specified in Section 10.9 [Collateral Agent’s Fee].

“Collateral Agent’s Letter” shall have the meaning specified in Section 10.9 [Collateral Agent’s Fee].

“Commitment” shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment,” as such Commitment is thereafter assigned pursuant to an Assignment and Assumption Agreement, extended pursuant to Section 2.9 [Extended Commitments] (and upon such extension shall be characterized as an Extended Commitment) or decreased pursuant to Section 2.4 [Voluntary Commitment Reduction], and “Commitments” shall mean the aggregate Commitments of the appropriate Class or any combinations thereof (as the context requires) of all of the Lenders.

“Commitment Fee” shall have the meaning specified in Section 2.3 [Commitment Fees].

“Commitment Fee Rate” shall mean 0.50% per annum.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” shall have the meaning specified in Section 8.3.4 [Certificate of the Borrower].

“Conrhein” shall mean Conrhein Coal Company, a Pennsylvania general partnership.

“Consideration” shall mean, with respect to any acquisition, without duplication, the aggregate of (i) the cash paid by the Borrower or any Restricted Subsidiary, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection therewith and (iii) any other consideration given by the Borrower or any Restricted Subsidiary in connection therewith.

“Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, net of any cash interest income, excluding the portion thereof not paid or payable in cash.

“Consolidated EBITDA” shall mean, for any period, the sum of Consolidated Net Income, plus (a) other than in the case of clause (8), to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1)        Consolidated Interest Expense, net of interest income;

(2)        provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Borrower and the Restricted Subsidiaries for such period;

(3)        depletion, depreciation and impairment charges and expenses of the Borrower and the Restricted Subsidiaries for such period;

(4)        amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of the Borrower and the Restricted Subsidiaries for such period;

(5)        losses (or minus gains) for such period from the early extinguishment of Indebtedness;

(6)        (i) non-recurring transaction costs expensed (in accordance with GAAP) by the Borrower and the Restricted Subsidiaries in connection with the Transactions and (ii) to the extent permitted hereunder, any (A) amendments, restatements and other modifications of the Loan Documents, (B) acquisition, investment, disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and (C) charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each, case whether or not successful, in an aggregate amount under this subclause (ii) not to exceed, in any four-quarter period, $10,000,000;

(7)        non-cash charges related to legacy employee liabilities; and

(8)        net cash proceeds of insurance received, or recognized as a receivable in accordance with GAAP, for such period in respect of a casualty event (to the extent such amount is reducing an expense on the statement of operations of the Borrower for such period relating to such casualty event) or business interruption; provided that to the extent such amount is actually not received in cash, the amount not received that increased Consolidated EBITDA shall be deducted from Consolidated EBITDA in the period in which it is determined that such amount has not been or is not likely to be received;

minus (b) (1) to the extent increasing Consolidated Net Income for such period, gains for such period from the early extinguishment of Indebtedness and (2) except to the extent already reducing Consolidated Net Income for such period, cash payments made in such period by the Borrower and the Restricted Subsidiaries related to legacy employee liabilities. Consolidated EBITDA shall be calculated on a Pro Forma Basis.

“Consolidated First Lien Debt” shall mean Consolidated Indebtedness other than any Consolidated Indebtedness that is (i) unsecured or (ii) secured by a Lien on the Collateral that is contractually junior to the Lien securing the Obligations. For the avoidance of doubt, Consolidated First Lien Debt includes the Obligations under the documents described in clause (i) of the definition of “Obligations.”

“Consolidated Indebtedness” shall mean the sum (without duplication) of the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries of the type referenced under the first instances of clause (1), (2) or (3) of the definition of “Indebtedness” outstanding on such date, after giving effect to all incurrences and repayments of such Indebtedness occurring on such date; provided that (x) all obligations under undrawn standby letters of credit issued with respect to performance obligations under sales contracts, mine reclamation, black lung benefit liabilities, workers compensation and other employee benefit liabilities shall be excluded from this definition and (y) the face amount of all other letters of credit (other than to the extent cash collateralized in a manner satisfactory to the Agents) shall be included in this definition, whether or not drawn.

“Consolidated Interest Expense” shall mean, for any period, the total interest expense of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding (i) write-off of deferred financing costs and (ii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness), plus, to the extent not included in such total interest expense, and to the extent incurred by the Borrower or any Restricted Subsidiary, without duplication:

(1)        interest expense attributable to Capital Lease Obligations;

(2)        capitalized interest;

(3)        non-cash interest expense; and

(4)        net costs (including amortization of fees and up-front payments) associated with Interest Rate Agreements and Currency Agreements that, at the time entered into, resulted in the Borrower and the Restricted Subsidiaries being net payees as to future payouts under such Interest Rate Agreements or Currency Agreements, and Interest Rate Agreements and Currency Agreements for which the Borrower or any Restricted Subsidiary has paid a premium;

provided that “Consolidated Interest Expense” shall not include any amortization of costs relating to original debt issuances other than the amortization of debt discount related to the issuance of zero coupon securities or other securities with an original issue price of not more than 90% of the principal thereof. Consolidated Interest Expense shall be calculated on a Pro Forma Basis.

“Consolidated Net Income” shall mean the aggregate net income (loss) attributable to the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall not be included in such Consolidated Net Income:

(1)        any net income of any other Person if such other Person is not a Restricted Subsidiary, except that:

(a)        subject to the exclusion contained in clause (4) of this definition, the Borrower’s equity in the net income of such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to the Borrower or any Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) of this definition); and

(b)        the Borrower’s equity in a net loss of any such other Person for such period shall be included in determining such Consolidated Net Income;

(2)        any net income of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that:

(a)        subject to the exclusion contained in clause (4) below, the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)        the Borrower’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)        any income or loss attributed to discontinued operations;

(4)        any extraordinary gains or losses, together with any related provision for taxes on such gains or losses;

(5)        any gain or loss, together with any related provision for taxes on such gains or losses, on Dispositions outside the ordinary course of business;

(6)        any non-cash compensation expense realized for grants of performance shares, stock, stock options or other equity-based awards;

(7)        unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815;

(8)        any non-cash asset impairment or write-downs (other than of any current assets) under GAAP or SEC guidelines; provided that any reversal or other benefit of any such impairment or write-down in any future period shall be excluded from Consolidated Net Income in such future period; and

(9)        the cumulative effect of a change in accounting principles.

“Contractual Requirement” shall have the meaning assigned to that term in Section 6.6 [No Conflict].

“Co-Owners” shall mean, collectively, CPCC and Conrhein.

“Covered Entity” shall mean (a) the Borrower, each of the Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is an Affiliate of a Person described in clause (a) above.

“CPCC” shall mean Consol Pennsylvania Coal Company LLC, a Delaware limited liability company.

“CTA” shall mean, at any time, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries, excluding the accounts of Unrestricted Subsidiaries and all assets that are considered to be intangible assets under GAAP, as of (unless otherwise specified) the end of the latest fiscal period for which financial statements have been delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] or 8.3.2 [Annual Financial Statements] at or prior to such time.

“Currency Agreement” shall mean in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Customary Recourse Exceptions” shall mean, with respect to any Non-Recourse Debt of any Person, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be or (d) has become the subject of a Bankruptcy Event.

As used in this definition, the term “Bankruptcy Event” shall mean, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Collateral Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or (ii) the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Person or a Person’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) if applicable law prohibits the public disclosure of such appointment and so long as such appointment has in fact not been publicly disclosed.

“Deposit Accounts” shall have the meaning given to such term in the UCC.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash Consideration received by the Borrower or a Restricted Subsidiary of the Borrower in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disposition” or “Dispose” shall mean the sale, conveyance, assignment, lease, sale and leaseback, abandonment or other transfer or disposal of, voluntarily or involuntarily, of any property or assets, tangible or intangible, including the sale, assignment, discount or other disposition of Accounts, equipment or general intangibles with or without recourse, the issuance or sale of Capital Stock of a Subsidiary or granting of options or rights of first refusal in such assets. In the case of the grant of an option or right of first refusal with respect to any asset, the date of such grant shall be deemed to be the date of Disposition of such asset.

“Disqualified Stock” shall mean any Equity Interests of a Person or any Restricted Subsidiary that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to the earlier of, in the case of clause (a), (b) or (c) above, (i) 91 days after the then Latest Maturity Date and (ii) upon Payment In Full (provided that only the portion of Equity Interests which is mandatorily redeemable or matures or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock), in each case other than in exchange for Equity Interests of the Borrower (other than Disqualified Stock).

Notwithstanding the preceding sentence:

(1)        any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Equity Interests upon the occurrence of a change of control or an asset disposition will not constitute Disqualified Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than unasserted contingent obligations);

(2)        any Equity Interests issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and

(3)        any Equity Interests held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Borrower or any of its Subsidiaries, in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Dollars,” “U.S. Dollars” and the symbol “$” shall each mean lawful money of the United States of America.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway, or any other country that is a member of the European Economic Area.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Closing Date).

“Employee Services Agreement” means the Employee Services Agreement, dated as of July 7, 2015, between the Operator and CPCC.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” shall mean any and all applicable current and future federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to (a) protection of the Environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials, (b) human health as affected by Hazardous Materials, or (c) mining operations and activities to the extent relating to protection of the Environment or reclamation, including the Surface Mining Control and Reclamation Act or to occupational or miner health and safety, provided that “Environmental Laws” do not include any laws relating to worker or retiree benefits, including benefits arising out of occupational diseases.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder.

“Equity Interests” of any Person shall mean (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Affiliate” shall mean, at any relevant time, any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification to the Borrower or any ERISA Affiliate that a Multiemployer Plan is insolvent or in reorganization within the meaning of Title IV of ERISA or experienced a mass withdrawal within the meaning of Section 4219 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as a termination of a Pension Plan or a Multiemployer Plan under Sections 4041 or 4041A of ERISA, respectively; (e) the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) Borrower or an ERISA Affiliate is informed that any Multiemployer Plan to which Borrower or the ERISA Affiliate contributes is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or a failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“European Interbank Market” shall mean the European interbank market for Euro operating in Participating Member States.

“Event of Default” shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean a Deposit Account (i) which is used solely for making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, bonuses, benefits and expense reimbursements), (ii) which is used solely for paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account, in each case, for the benefit of unaffiliated third parties or (iv) the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed $250,000; provided that the average daily balance in all Deposit Accounts referred to in this clause (iv) shall not exceed $3,000,000.

“Excluded Assets” shall have the meaning specified in Section 8.1.17(b) [Collateral].

“Excluded Subsidiaries” shall mean (a) each Unrestricted Subsidiary, (b) each CFC and each CFC Holdco, (c) each Immaterial Subsidiary and (d) each Restricted Subsidiary of the Borrower that is not directly or indirectly wholly-owned by the Borrower; provided that (i) a Restricted Subsidiary that is a Loan Party shall not become an Excluded Subsidiary by virtue of a transfer of a portion of the equity in such Restricted Subsidiary (except pursuant to a bona fide joint venture transaction permitted hereunder) until a majority of the Equity Interests in such Restricted Subsidiary are Disposed of in accordance with the provisions of Section 8.2.4 [Loans and Investments] or Section 8.2.7 [Dispositions] and (ii) in no event shall (x) the Operator or (y) any Subsidiary of the Borrower that owns (1) Equity Interests in the Operator or (2) any Undivided Interests, in any case, be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an Eligible Contract Participant at the time the Guaranty of such Guarantor or the grant by such Guarantor of a security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps of such Guarantor for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income or profits (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office located or, in the case of any Lender, applicable lending office in such jurisdiction or that are Other Connection Taxes, (b) any branch profits Taxes imposed under section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a Law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 5.8.1 [Payments Free of Taxes], (d) any withholding Tax attributable to such Lender’s failure to comply with Section 5.8.5 [Status of Lenders] and (e) any Tax imposed pursuant to FATCA.

“Existing Class” shall mean a Class of Existing Commitments.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of July 7, 2015, by and among the Borrower, each of the guarantors, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent, as amended from time to time prior to the Closing Date.

“Existing Commitments” shall have the meaning set forth in Section 2.9(b) [Extended Commitments].

“Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“Extended Class” shall mean a Class of Extended Commitments.

“Extended Commitments” shall have the meaning set forth in Section 2.9(b) [Extended Commitments].

“Extending Lender” shall have the meaning set forth in Section 2.9(c) [Extended Commitments].

“Extension Effective Date” shall have the meaning set forth in Section 2.9(c) [Extended Commitments].

“Extension Election” shall have the meaning set forth in Section 2.9(c) [Extended Commitments].

“Extension Request” shall have the meaning set forth in Section 2.9(b) [Extended Commitments].

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower in the case of amounts of $50,000,000 or more and otherwise by a Responsible Officer, any such determination being conclusive for all purposes under this Agreement. In determining the Fair Market Value of any Real Property, a subsurface interest of a Loan

Party shall be deemed part of the same Real Property as other subsurface interests of such Loan Party or other Loan Parties when such subsurface interest is, or could reasonably be, part of the same operating complex as such other subsurface interests.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to the current Section 1471(b)(1) of the Code (and any amended or successor version described above), and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Financial Covenants” shall mean the covenants set forth in Section 8.2.13 [Financial Covenants].

“First Lien Gross Leverage Ratio” shall mean, as of any date of determination, the ratio of (without duplication): (A) (x) Consolidated First Lien Debt as of such date to (B) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the period of four fiscal quarters of the Borrower most recently ended on or prior to the date of determination.

“Flood Laws” shall mean (i) the National Flood Insurance Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, and (iv) all other applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders relating to flood matters, in each case, as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in section 7701 of the Code.

“Foreign Subsidiaries” shall mean, for any Person, each Subsidiary of such Person that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Form 10” shall mean the Form 10 (File No. 001-38147) of CEI filed with the SEC on November 2, 2017.

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

“GasCo” shall mean CNX Resources Corporation (f/k/a CONSOL Energy Inc.), a Delaware corporation.

“General Partner” shall mean the general partner of the Borrower under, and pursuant to, the Partnership Agreement.

“Guarantor” shall mean each of the parties to this Agreement that is designated as a “Guarantor” on the signature page hereof and each other Person that joins this Agreement as a Guarantor after the date hereof, in each case, until such Person ceases to be a Guarantor in accordance with this Agreement.

“Guarantor Joinder” shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

“Guaranty” of any Person shall mean any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, including letters of credit issued for the account of Persons other than Loan Parties, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. “Guarantied” shall have a correlative meaning.

“Guaranty Agreement” shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by the Borrower and each of the Guarantors.

“Hazardous Materials” shall mean (i) any explosive substances or wastes and (ii) any chemicals, pollutants or contaminants, substances, materials or wastes, in any form, regulated under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law, including asbestos and asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, mining waste (including tailings), gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any Coal Gas, coal ash, coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization residue.

“Hedging Obligations” of any Person shall mean the obligations of such Person pursuant to any Swap Agreement.

“Historical Statements” shall have the meaning specified in Section 6.9(a) [Historical Statements].

“Hydrocarbon Swap Agreement” shall mean any cap, floor, collar, exchange transaction, hedging contract, forward contract, swap agreement, futures contract, call or put option or any other similar agreement or other exchange or protection agreement relating to Hydrocarbons or power or any other inputs in the production or processing processes for Hydrocarbons (specifically excluding contracts entered into in the ordinary course of business for the future sale and delivery of commodities, including but not limited to take-or-pay contracts).

“Hydrocarbons” shall mean coal, oil, natural gas, casing head gas, drip gasoline, natural gasoline, diesel, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Real Property” shall mean Real Property with a Fair Market Value that does not exceed $10,000,000 in the aggregate (for all Real Properties designated as Immaterial Real Properties) or $3,000,000 individually.

“Immaterial Subsidiary” shall mean as of any date, any Restricted Subsidiary that does not (i) have assets having an aggregate book value, as of the end of the most recently ended fiscal year of the Borrower, exceeding $1,000,000 or Consolidated Net Income exceeding $1,000,000 for the most recently ended fiscal year of the Borrower, in each case, that is certified in the Perfection Certificate delivered as of the Closing Date or shown in the most recently delivered Compliance Certificate; provided that, solely with respect to any Restricted Subsidiary that has been acquired or created by the Borrower or any of its Restricted Subsidiaries subsequent to the Closing Date or the most recently delivered Compliance Certificate, (x) the assets and Consolidated Net Income determinations set forth in clause (i) shall be made by the Borrower based on information concerning such Restricted Subsidiary that is reasonably available to the Borrower at the date of determination and (y) the certification referred to in clause (i) above may take the form of an Officer’s Certificate delivered to each Agent at any time during the fiscal year in which such Restricted Subsidiary was acquired or created (as applicable) and subsequent to the Closing Date or the most recently delivered Compliance Certificate; provided, further, that if any of the thresholds in clause (i) would be exceeded, the Borrower shall give written notice to each Agent that Subsidiaries specified in such notice shall no longer be deemed Immaterial Subsidiaries so that none of the thresholds in clause (i) shall be exceeded; or (ii) directly or indirectly Guaranty or otherwise provide credit support for any Indebtedness of a Loan Party. For the avoidance of doubt, the designation of a Restricted Subsidiary pursuant to an Officer’s Certificate in accordance with the first proviso to the immediately preceding sentence shall not be required to include a recertification with respect to Restricted Subsidiaries designated as Immaterial Subsidiaries in the Perfection Certificate delivered as of the Closing Date or as shown in the most recently delivered Compliance Certificate.

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication):

(1)         the principal of and premium (if any) in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)         all Capital Lease Obligations of such Person;

(3)         all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)         all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) of this paragraph) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the first Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)         Hedging Obligations;

(6)        all obligations of the type referred to in clauses (1) through (5) of this paragraph of other Persons and all dividends of other Persons with respect to Preferred Stock and Disqualified Stock for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty; and

(7)        all obligations of the type referred to in clauses (1) through (6) of this paragraph of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets or the amount of the obligation so secured.

The “amount” or “principal amount” of any Indebtedness or Disqualified Stock or other Preferred Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

(1)        the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)        the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)        in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (a) the Fair Market Value of such assets at the date of determination; and (b) the amount of the Indebtedness of the other Person;

(4)        in the case of any Capital Lease Obligation, the amount determined in accordance with the definition thereof;

(5)        in the case of any Preferred Stock, (a) if other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price or (b) if Disqualified Stock, as specified in the definition thereof;

(6)        in the case of any Swap Agreements permitted by Section 8.2.1(f) [Indebtedness], zero;

(7)        in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

(8)        in the case of all other contingent obligations, the maximum liability at such date of such Person.

For purposes of determining any particular amount of Indebtedness, Guaranties of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (a) the principal of such Indebtedness and (b) the amount that may be drawn under such letter of credit.

None of the following shall constitute Indebtedness:

(1)        Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from Guaranties securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Borrower, other than Guaranties or similar credit support by the Borrower or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(2)        obligations to pay accrued expenses, any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;

(3)        any liability for Federal, state, local or other taxes owed or owing by such Person;

(4)        obligations to pay royalties and other amounts due in the ordinary course of business to royalty and working interest owners;

(5)        obligations arising from Guaranties to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business;

(6)        obligations (other than express Guaranties of Indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (a) trade acceptances and (b) endorsements of instruments for deposit in the ordinary course of business;

(7)        obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within two Business Days of its incurrence;

(8)         obligations in respect of any obligations under workers’ compensation laws and similar legislation;

(9)        any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC 815);

(10)        Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Borrower and the Restricted Subsidiaries;

(11)         any repayment or reimbursement obligation of such Person or any Restricted Subsidiary with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; and

(12)        earn-out obligations in respect of Consideration in an acquisition permitted hereunder until such obligations would be required to be reflected on a balance sheet in accordance with GAAP (provided that the amount of such earn-out obligations reflected on a balance sheet shall be counted in the Consideration at such time).

“Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Indemnitee” shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

“Indemnity” shall mean the Regulated Substances Certificate and Indemnity Agreement, in substantially the form of Exhibit 1.1(I)(1), executed and delivered by each of the Loan Parties to each Agent for the benefit of the Secured Parties.

“Information” shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to an Agent or any Lender, as applicable, on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

“Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any Law.

“Intercompany Subordination Agreement” shall mean the Subordination Agreement among the Loan Parties and the Restricted Subsidiaries, dated as of the Closing Date, in substantially the form of Exhibit 1.1(I)(2), executed and delivered by the Loan Parties and the Restricted Subsidiaries.

“Interest Rate Agreement” shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement relating to fluctuations in interest rates.

“Investment” in any Person shall mean any (1) direct or indirect advance, loan or other extensions of credit (including by way of Guaranty or similar arrangement), or capital contribution to such Person (including any transfer of cash or other property to others or any payment for property or services for the account or use of others but excluding (a) advances to customers and contract miners or joint interest partners in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, and (b) trade payables and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), (2) all items that are or would be classified as investments on a balance sheet or (3) any purchase or acquisition of Capital Stock, Indebtedness or other similar securities issued by such Person. Except as otherwise provided for in this Agreement, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value. If the Borrower or any Restricted Subsidiary sells or otherwise Disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or Disposition, such Person is no longer a Subsidiary, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Stock of and all other Investments in such Person retained.

For purposes of Section 8.2.4 [Loans and Investments] with respect to Investments in Unrestricted Subsidiaries:

(1)         “Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; and upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the aggregate amount of Investments outstanding under Section 8.2.4(h) [Loans and Investments] shall be reduced (but not below zero) by an amount equal to the Fair Market Value of the Borrower’s proportionate interest in such Subsidiary immediately following such redesignation; and

(2)        any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“IRS” shall mean the Internal Revenue Service.

“Joint Venture” shall mean any Person that is not a direct or indirect Subsidiary of the Borrower in which the Borrower or any Restricted Subsidiary makes any equity Investment.

“Labor Contracts” shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower or any Restricted Subsidiary and its employees.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including after giving effect to any Additional Credit Extension Amendment.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

“Lenders” shall mean the lenders named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder or any other Person with a Commitment or Extended Commitment or, if the Commitments and Extended Commitments have terminated or expired, a Lender with Exposure, each of which is referred to herein as a Lender.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other similar encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing), but shall not include any operating lease.

“LLC Interests” shall have the meaning specified in Section 6.3 [Subsidiaries].

“Loan Documents” shall mean this Agreement, the Collateral Agent’s Letter, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Notes, the Security Documents and amendments, supplements, joinders or assignments to the foregoing and any other instruments, certificates or documents (expressly excluding any Other Lender Provided Financial Service Product, any Specified Swap Agreements or any other Swap Agreements) delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, and Loan Document shall mean any of the Loan Documents.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loan Request” shall have the meaning specified in Section 2.5 [Loan Requests].

“Loans” shall mean the loans made to the Borrower under this Agreement.

“Margin Stock Regulation” shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

“Material Acquisition/Disposition” shall mean any Investment, Permitted Acquisition or Disposition that involves (a) an acquisition or disposition of assets, the Fair Market Value of which assets exceeds $25,000,000 or (b) a change in Consolidated EBITDA that exceeds $10,000,000 per four fiscal quarter period.

“Material Adverse Change” shall mean any set of circumstances or events that (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay their Indebtedness under this Agreement or any other Loan Document, (d) impairs materially or would reasonably be expected to impair materially the rights and remedies of any Agent or any of the Lenders pursuant to this Agreement or any other Loan Document or, to the extent relating to any Collateral, any CEI Secured Party or (e) impairs materially or would reasonably be expected to impair materially the rights and remedies of any of the CEI Secured Parties in respect of the Loan Documents or the Collateral pursuant to any CEI Credit Document.

“Material Contract” shall mean any contract, agreement or other instrument to which the Borrower or any of its Subsidiaries is or becomes party, the termination, breach or non-renewal of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” shall mean (a) with respect to the Commitments and Loans, December 28, 2024 and (b) with respect to Extended Commitments, the maturity date applicable to such Extended Commitments.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgages” shall mean collectively, (i) the mortgages or deeds of trust with respect to Real Property in which a security interest has been granted on the Closing Date (if any) and (ii) the mortgages or deeds of trust with respect to Real Property in which a security interest is granted after the Closing Date in substantially the form of Exhibit 1.1(M), in each case, executed and delivered by the applicable Loan Parties to the Collateral Agent to secure the Obligations, for the benefit of the Secured Parties, and “Mortgage” shall mean, individually, any of the Mortgages.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Cash Proceeds” shall mean, with respect to any Permitted Undivided Interests Sale, all cash proceeds received from such Permitted Undivided Interests Sale, net of reasonable and customary out-of-pocket legal, accounting, financial advisory and other similar professional and transactional fees and transfer and similar taxes of such Loan Party incurred in connection with such Permitted Undivided Interests Sale.

“Non-Recourse Debt” shall mean, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

(1)        as to which neither the Borrower nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions and except by the pledge of (or a Guaranty limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture; and

(2)        as to which the lenders will not have any recourse to the Capital Stock or assets of the Borrower or any Restricted Subsidiary (other than the Equity Interests of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

“Notes” shall mean collectively and “Note” shall mean separately all the promissory notes of the Borrower in the form of Exhibit 1.1(N) evidencing the Loans.

“Obligation” shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (including interest, fees, premiums and other monetary obligations accruing and/or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), under or in connection with (i) this Agreement, the Loans, the Notes, the Collateral Agent’s Letter or any other Loan Document whether to any Agent, any of the Lenders or their respective Affiliates or other Persons provided for under such Loan Documents, (ii) any Specified Swap Agreement (other than, with respect to any Guarantor that is not a Qualified ECP Loan Party, Excluded Swap Obligations of such Guarantor) or (iii) any Other Lender Provided Financial Service Product.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” shall mean a certificate signed by an Authorized Officer of the Borrower or an Authorized Officer of the General Partner acting on behalf of the Borrower.

“Official Body” shall mean the government of the United States of America or any other nation, or in each case any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Operating Agreement” shall mean the Pennsylvania Mining Complex Operating Agreement, dated as of July 7, 2015 and amended prior to and as of the Closing Date, among the Co-Owners and the Operator; provided that if any Permitted Other Undivided Interest is acquired in a Permitted Acquisition, the operating agreement for such Permitted Other Undivided Interest shall also be included in the definition of “Operating Agreement.”

“Operator” shall mean the “Operator” under, and pursuant to, the Operating Agreement; provided that if any Permitted Other Undivided Interest is acquired in a Permitted Acquisition, the “operator”

under, and pursuant to, the operating agreement for such Permitted Other Undivided Interest shall also be included in the definition of “Operator.”

“Order” shall have the meaning specified in Section 2.9.9(b) [Liability for Acts and Omissions].

“Other Connection Taxes” shall mean, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document, or sold or assigned an interest in any Note or Loan Document).

“Other Lender Provided Financial Service Product” shall mean agreements or other arrangements under which the Collateral Agent, any CEI Agent, any CEI Lender or Affiliate of the Collateral Agent, any CEI Agent or any CEI Lender (or any Person that was the Collateral Agent, a CEI Agent or a CEI Lender or Affiliate of the Collateral Agent, a CEI Agent or a CEI Lender at the time such agreement or arrangement was entered into) provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participating Member State” shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Borrower, dated as of September 30, 2016, among the General Partner, GasCo and the other parties thereto.

“Partnership Interests” shall have the meaning specified in Section 6.3 [Subsidiaries].

“Payment Date” shall mean the first Business Day of each calendar quarter after the date hereof and on the Maturity Date for the applicable Loans or Commitments or upon termination of the Commitments.

“Payment In Full” and “Paid in Full” shall mean the payment in full in cash of the Loans and other Obligations (other than contingent indemnity obligations not then due) under the Loan Documents and termination of the Commitments.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pennsylvania Mining Complex” shall mean those certain coal mines in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia, commonly known as the Bailey

Mine, the Enlow Fork Mine, the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant.

“Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA or the Pension Funding Rules and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.

“Perfection Certificate” shall mean a certificate in the form of Exhibit 1.1(P)(1) or any other form reasonably acceptable to the Collateral Agent.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit 1.1(P)(2) or any other form reasonably acceptable to the Collateral Agent.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 8.2.6(b) [Liquidations, Mergers, Consolidations, Acquisitions].

“Permitted Business” shall mean the businesses conducted by the Borrower and its Subsidiaries on the Closing Date (after giving effect to the Transactions) and any activity that is ancillary or complementary to or necessary or desirable for, or otherwise reasonably related to, such businesses. For the avoidance of doubt, ownership and operation of the Specified Other Asset shall be a Permitted Business.

“Permitted Liens” shall mean:

(1)        Liens existing on the Closing Date and described on Schedule 8.2.2;

(2)        Liens securing the Obligations in favor of the Collateral Agent for the benefit of the Secured Parties;

(3)        [Reserved];

(4)        Liens in favor of (a) the Borrower or a Guarantor or (b) by a Restricted Subsidiary that is not a Guarantor in favor of any other Restricted Subsidiary that is not a Guarantor;

(5)        Liens on Collateral securing obligations in respect of Specified Junior Obligations; provided that such Liens shall be subordinated to the Liens on Collateral securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Agents and the CEI Agents;

(6)        Liens for taxes, assessments and governmental charges not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time, and which proceedings (or orders entered in connection with such proceedings) have the effect of suspending the enforcement or collection of such Liens;

(7)        Liens incurred to secure appeal bonds and judgment Liens not constituting an Event of Default or Potential Default, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings;

(8)        Liens upon real or personal property other than the Collateral, including any attachment of personal property or real property or other legal process prior to adjudication of a dispute on the merits, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed or bonded and continue to be stayed or bonded, (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (c) the payment of which is covered in full (subject to customary deductible) by insurance;

(9)        inchoate Liens arising by operation of law;

(10)        Liens securing Capital Lease Obligations, mortgage financings, equipment leases, purchase money obligations or other Indebtedness incurred pursuant to Section 8.2.1(e) [Indebtedness]; provided that such Liens shall attach only to the property (a) acquired with the proceeds of such Indebtedness or (b) which is the subject of such Capital Lease Obligations;

(11)        [Reserved];

(12)        Liens on the Equity Interests of a Person that is not a Restricted Subsidiary to secure obligations of such Person;

(13)        claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (c) the payment of which is covered in full (subject to customary deductible) by insurance;

(14)        precautionary filings under the UCC by a lessor with respect to personal property leased to such Person;

(15)        Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)        Liens on Qualified Receivables Assets in connection with a Qualified Receivable Transaction;

(17)        Liens on cash or Temporary Cash Investments arising in connection with the defeasance, discharge or redemption of Indebtedness permitted hereunder;

(18)        [Reserved];

(19)        other Liens not otherwise permitted hereunder with respect to Indebtedness or other obligations that do not in the aggregate exceed at any one time outstanding the greater of (i) $10,000,000 and (ii) 2.0% of CTA at such time;

(20)        Liens to renew, extend, refinance or refund a Lien referred to in clause (1) above; provided that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the obligations secured by such Lien at such time is not increased to any amount greater than the amount permitted by Refinancing Indebtedness;

(21)         statutory and common law banker’s Liens and rights of setoff on bank deposits;

(22)        option agreements and rights of first refusal granted with respect to assets that are permitted to be Disposed of pursuant to the terms of Section 8.2.7 [Dispositions];

(23)        [Reserved];

(24)        any leases of assets permitted by Section 8.2.7 [Dispositions];

(25)        [Reserved];

(26)        easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary use of such property;

(27)         pledges, deposits or bonds made in the ordinary course of business to secure payment of reclamation liabilities or workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance or other social security programs (including pledges or deposits of cash securing letters of credit that secure payment of such workers’ compensation, unemployment insurance or other social security programs);

(28)        Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens (including any other statutory nonconsensual or common law Liens), securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default (including pledges or deposits of cash securing letters of credit that secure such Liens of landlords securing obligations to make lease payments that are not yet due and payable or in default) or, with respect to any of the foregoing, that are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established in accordance with GAAP and which proceedings (or orders entered in connection with such proceedings) have the effect of suspending the enforcement or collection of such Liens;

(29)        good-faith pledges or deposits made or other Liens granted in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (including pledges or deposits of cash securing letters of credit that secure such performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or that secure such statutory obligations, or such surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business);

(30)        Liens on cash and Temporary Cash Investments securing Indebtedness permitted by Section 8.2.1(f) [Indebtedness] in an aggregate amount not to exceed $5,000,000 at any one time outstanding; and

(31)        deposits and escrows of cash pursuant to customary purchase price adjustment, indemnity or similar obligations under agreements related to acquisitions and Dispositions permitted hereunder.

“Permitted Other Undivided Interests” shall mean undivided co-ownership interests in the Specified Other Asset; provided that (i) a Loan Party shall be the operator of the Specified Other Asset on terms and conditions substantially similar to those set forth in the Operating Agreement, (ii) the Loan Parties shall have the benefit of services substantially similar to those set forth in the Employee Services Agreement, and (iii) the material contracts related to such undivided co-ownership interests shall not restrict the ability of the Loan Parties to pledge and collaterally assign their interests in such material contracts to secure the Obligations and any refinancings thereof and will not prohibit the other co-owners from pledging and collaterally assigning their interest in such material contracts to secure such co-owners’ obligations under the CEI Credit Documents.

“Permitted Undivided Interests Sale” shall mean (i) in the case of the Pennsylvania Mining Complex, a sale that results in the CEI Loan Parties owning a higher percentage of the Undivided Interests and the Loan Parties owning a lower percentage of the Undivided Interests and (ii) in the case of the Specified Other Asset, a sale that results in the CEI Loan Parties owning a higher percentage of the Permitted Other Undivided Interests and the Loan Parties owning a lower percentage of the Permitted Other Undivided Interests; provided that in the case of both clauses (i) and (ii): (a) not less than 75% of the consideration therefor shall consist of cash and is received by a Loan Party, (b) such Disposition is for Fair Market Value, (c) the proceeds of such Disposition are applied in accordance with Section 5.6.3(b) [Mandatory Prepayments], (d) no Event of Default has occurred or is continuing or would result therefrom, (e) after giving effect to such Disposition, the Borrower shall be in compliance with the Financial Covenants on a Pro Forma Basis and (f) the Borrower shall have delivered to the Agents prior to such Disposition a certificate of an Authorized Officer of the Borrower certifying as to compliance with the requirements of this definition and setting forth in reasonable detail calculations of compliance with the Financial Covenants on a Pro Forma Basis.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

“Pledged Securities” shall mean all of the property described as “Pledged Securities” in the Security Agreement.

“Pledgor” shall have the meaning set forth in the Security Agreement.

“PNC” shall mean PNC Bank, National Association, its successors and assigns.

“Potential Default” shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

“Preferred Stock” shall mean, with respect to any Person, Capital Stock of such Person of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

“Principal Office” shall mean the main banking office or chief executive office of the Administrative Agent or as otherwise designated by the Administrative Agent from time to time.

“Pro Forma Basis” shall mean:

(1)        any Material Acquisition/Disposition and any dividend or distribution on, or repurchases or redemptions of, Capital Stock of the Borrower made or to be made by the Borrower or any Restricted Subsidiary during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect as if it had occurred on the first day of the applicable reference period;

(2)        any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such reference period;

(3)        any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such reference period;

(4)        Consolidated Cash Interest Expense shall be calculated after giving pro forma effect to incurrences and repayments of Indebtedness (other than ordinary course working capital borrowings and repayments under revolving credit facilities) during the applicable reference period or subsequent to such reference period and on or prior to the date of determination to the extent in connection with any transaction referred to in clause (1) above as if it had occurred on the first day of the applicable reference period; and

(5)        if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account the effect on such interest rate of any Specified Swap Agreement applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and in a manner consistent with Article 11 of Regulation S-X of the Securities Act, as set forth in a certificate of a Authorized Officer of the Borrower (with supporting calculations) and reasonably acceptable to the CEI Agents. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility (to the extent required to be computed on a pro forma basis) shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Properties” shall have the meaning assigned to such term in Section 6.25(b) [Environmental Matters].

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) an Eligible Contract Participant (after giving effect to Section 22 of the Guaranty Agreement and any and all other Guaranties of such Guarantor’s Swap Obligations by the Borrower and any other Guarantor), or (b) an Eligible Contract Participant that can cause another Person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Receivables Assets” shall mean Receivables (whether now existing or arising in the future) of the Borrower or any Subsidiary and any Related Security and proceeds of such Receivables and Related Security that are customarily transferred or in which security interests are granted in connection with asset securitization or factoring transactions involving Receivables.

“Qualified Receivables Transaction” shall mean any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary in which the Borrower or any such Subsidiary may sell, contribute, convey or otherwise transfer to CEI or any of its Restricted Subsidiaries (as defined in the CEI Credit Agreement) any Qualified Receivables Assets (for further sale, contribution, conveyance or other transfer by CEI or its Restricted Subsidiaries to a Receivables Subsidiary (as defined in the CEI Credit Agreement)), including any granting of a security interest in such Qualified Receivables Assets, including, for the avoidance of doubt, the Specified Receivables Transaction (as defined in the CEI Credit Agreement).

“Ratable Share” shall mean the proportion that a Lender’s Commitment bears to the Commitments of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Real Property” shall mean, individually as the context requires, real property that is owned or leased by any Loan Party, including, but not limited to, the surface, Coal, methane gas and other mineral rights, interests and coal leases associated with such property, and “Real Properties” shall mean, collectively, as the context requires, all of the foregoing.

“Receivable Contract” shall mean, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which the Person obligated to make payments pursuant to such contracts, instruments, agreements, leases, invoices, notes or other writings relating to such Receivable becomes or is obligated to make payment in respect of such Receivable.

“Receivables” shall mean any right to payment of a monetary obligation, whether or not earned by performance, owed to the Borrower or any Subsidiary, whether constituting an account, as-extracted collateral, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered by the Borrower or any Subsidiary, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, replace, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean Indebtedness that Refinances any Indebtedness of the Borrower or any Restricted Subsidiary existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided that:

(1)        such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)        such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced;

(3)        such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(4)        if the refinanced Indebtedness was (A) subordinated in right of payment to the Obligations or the Guaranties thereof, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations or the Guaranties thereof, as the case may be, at least to the same extent as the Indebtedness being Refinanced or (B) secured by a Lien on Collateral that was contractually junior to the Lien on such Collateral securing the Obligations, then such Refinancing Indebtedness may be secured by such Collateral only to the extent the Liens on such Collateral securing such Refinancing Indebtedness are contractually junior to the Liens on such Collateral securing the Obligations to at least the same extent as in the Indebtedness being Refinanced; and

(5)        if the refinanced Indebtedness is purchase money obligations, (a) the holders of such Refinancing Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Refinancing Indebtedness, and neither the Borrower nor any Restricted Subsidiary (i) is directly or indirectly liable for such Refinancing Indebtedness or (ii) provides credit support, including any undertaking, Guaranty, agreement or instrument, related to such Refinancing Indebtedness that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets) and (b) no default or event of default with respect to such Refinancing Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Borrower or a Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity;

provided further, however, that Refinancing Indebtedness shall not include:

(a)        Indebtedness of a Subsidiary that Refinances Indebtedness of the Borrower;

(b)        Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that Refinances Indebtedness of an Unrestricted Subsidiary; or

(c)         Indebtedness of a Restricted Subsidiary of the Borrower that is not a Loan Party which Refinances Indebtedness of a Loan Party.

“Register” shall have the meaning given to such term in Section 11.8.3.

“Regulation U” shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates.

“Related Security” shall mean, with respect to any Receivable subject to a Qualified Receivables Transaction:

(1)         all of the Loan Parties’ interests in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

(2)         all instruments and chattel paper that may evidence such Receivable,

(3)         all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(4)         all of the Loan Parties’ rights, interests and claims under the contracts and all guaranties, indemnities, insurance and other agreements (including the related contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the contract related to such Receivable or otherwise;

(5)         all books and records of the Loan Parties to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each lockbox account and collection account used solely for depositing proceeds of such Receivables, and any related investment property acquired with any such proceeds (as such term is defined in the applicable UCC); and

(6)         all proceeds (as defined in the UCC) of any of the foregoing that are or were received by any Loan Party, including all funds which either are received by a Loan Party from or on behalf of the Person(s) obligated to make payments pursuant to the Receivable Contract relating to such Receivable in payment of any amounts owed (including invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by such Person(s) (including any insurance payments that any Loan Party applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of such Person(s) in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing into or migration into or through the Environment, or into, from or through any building or structure.

“Replacement Exercise of Remedies” shall mean the exercise of remedies under (i) Section 9.2 [Consequences of Event of Default], (ii) Section 9.2 of the CEI Credit Agreement or (iii) a CEI Credit Document with respect to the collateral granted under a CEI Credit Document, in the case of clauses (ii) and (iii), only if such exercise of remedies includes an exercise of remedies with respect to the CEI Secured Parties’ interest in the Loan Documents or any of the Collateral.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in violation of any Anti-Terrorism Law.

“Reportable Event” shall mean a reportable event described in Section 4043 of ERISA or regulations thereunder with respect to a Pension Plan.

“Required Debt Terms” shall mean, in respect of any Indebtedness, any such Indebtedness shall:

(1)        not have any obligors (primary or contingent) other than a Loan Party;

(2)         be unsecured or, if secured, shall be secured solely by Liens on Collateral granted pursuant to clause (5) of the definition of “Permitted Liens;”

(3)        have a Stated Maturity after the Latest Maturity Date at the time of incurrence of such Indebtedness and have a Weighted Average Life to Maturity equal to or greater than the then-remaining Weighted Average Life to Maturity of the Commitments;

(4)        not contain covenants that are more restrictive, when taken as a whole, than the covenants under this Agreement or the other Loan Documents (it being understood that this Agreement and/or the other Loan Documents may be amended without consent of the Lenders or any Agent (so long as the form of such amendment is reasonably satisfactory to the Agents and the CEI Agents) to add such more restrictive provisions but not in a manner more restrictive than the comparable provisions in the CEI Credit Documents unless approved by the CEI Agents in their reasonable discretion);

(5)        not have any mandatory prepayment or requirements to offer to purchase (other than (a) customary mandatory prepayments or offers to purchase with proceeds of asset sales; provided that such proceeds are used first to repay the Loans and simultaneously, permanently terminate an equivalent amount of Commitments, subject to exceptions and other types of mandatory prepayments or offers approved by the CEI Agents in their reasonable discretion, (b) any mandatory prepayment or requirements to offer to purchase arising solely because the holders of the applicable Indebtedness have the right to require the borrower thereunder to repurchase such Indebtedness upon the occurrence of a change of control if the definitive documentation in respect of such Indebtedness provides that the issuer thereof will not require any such prepayment or offer to purchase prior to the repayment in full of the Obligations (other than unasserted contingent obligations) and termination of the Commitments and (c) mandatory prepayments in the amount by which loans outstanding under a facility exceed the commitments thereunder); and

(6)        not have (x) an All-In Yield in excess of 15% per annum or (y) cash interest rate higher than 12% per annum.

“Required Flood Materials” shall mean, at any time of determination, with respect to each Real Property that is improved with a Building and is subject to a Mortgage at such time, or is the subject of a Mortgage to be delivered at such time, (i) a “Life-of-Loan” flood hazard determination with respect to such Real Property and (ii) if such Real Property is located in a special flood hazard area, (a) a notification to the Borrower of that fact and evidence of the receipt by the Borrower of such notice and (b) evidence of flood insurance on such Real Property that complies with Section 8.1.3 [Maintenance of Insurance].

“Required Lenders” shall mean Lenders having more than 50% of the aggregate amount of the Commitments and Extended Commitments of the Lenders or, after the termination of the Commitments and Extended Commitments, the outstanding Loans of the Lenders.

“Required Permits” shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the applicable Laws for the Loan Parties to continue to conduct coal mining and related operations on, in or under such parties’ real property, and any and all other mining properties owned or leased by the Borrower or any such Loan Party (collectively “Mining Property”) substantially in the manner as such operations had been authorized immediately prior to such Loan Party’s acquisition of its interests in such real property and as may be necessary for such Loan Party to conduct, in all material respects, coal mining and related operations on, in or under the Mining Property as described in any plan of operation.

“Responsible Officer” shall mean each of the chief executive officer, president, vice president, chief financial officer, chief administrative officer, general counsel, secretary, treasurer and assistant treasurer of each Loan Party or of the General Partner acting on behalf of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or of the General Partner acting on behalf of a Loan Party or Loan Parties shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” shall mean:

(1)        the declaration or payment of any dividends or any other distributions of any sort in respect of Equity Interests of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving the Borrower or any Restricted Subsidiary) or similar payment to the direct or indirect holders of such Equity Interests, other than:

(a)        dividends or distributions payable solely in Equity Interests of the Borrower (other than Disqualified Stock);

(b)        dividends or distributions payable solely to the Borrower or a Restricted Subsidiary; and

(c)        pro rata dividends or other distributions made by a Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation);

(2)        the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any other Person (other than any acquisition or retirement for value from, or payment to, the Borrower or any Restricted Subsidiary); or

(3)        the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Specified Junior Obligations (other than any intercompany Indebtedness between or among the Borrower and any Restricted Subsidiary).

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“S&P” shall mean Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctioned Country” shall mean a country, territory or region subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission, or any Official Body succeeding to any of its principal functions.

“Secured Parties” shall mean collectively, the Collateral Agent, the Administrative Agent, the Lenders, the other Indemnitees (but only in respect of each Indemnitee’s rights under Section 11.3 [Indemnification]) and any provider of a Specified Swap Agreement or Other Lender Provided Financial Service Product.

“Securities Act” shall mean the Securities Act of 1933.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, executed and delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages, any intercreditor agreement entered into pursuant to clause (5) of the definition of “Permitted Liens,” and each other security document or pledge agreement delivered in accordance with applicable local Law to grant a valid, perfected security interest in any property as Collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as Collateral for the Obligations, and amendments, supplements or joinders to the foregoing.

“Solvent” shall mean, with respect to any Person on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Junior Obligations” means any Indebtedness incurred or outstanding pursuant to Section 8.2.1(d) [Indebtedness].

“Specified Leased Properties” shall mean any Real Property leased by a Loan Party for which the lease requires consent from the landlord in order for such Loan Party to grant a first priority lien, security interest and assignment in its leasehold interest therein.

“Specified Other Asset” shall mean the Baltimore Dock Facility.

“Specified Swap Agreement” shall mean any Swap Agreement entered into for the purpose of hedging risk between (a) any Loan Party and (b) any counterparty that is, or was at the Closing Date or at the time such Swap Agreement was entered into, the Collateral Agent, a CEI Agent, a CEI Lender or an Affiliate of an entity that is the Collateral Agent, a CEI Agent or a CEI Lender.

“Spin-Off” shall mean the distribution of the shares of common stock of CEI to the stockholders of GasCo in a spin-off transaction consummated substantially in the manner described in the Form 10.

“Stated Maturity” shall mean, with respect to any Indebtedness, the maturity date (or specified date on which the final payment of principal on such Indebtedness is due) applicable thereto including as such maturity date (or specified date) may be changed to an earlier date pursuant to the provisions of the documents governing such Indebtedness including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” shall mean any Indebtedness of the Borrower or any Guarantor (whether outstanding on the Closing Date or thereafter incurred) which is subordinate or junior in right of payment to, in the case of the Borrower, the Obligations or, in the case of a Guarantor, its Guaranty of the Obligations pursuant to a written agreement to that effect.

“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by:

(1)        such Person;

(2)        such Person and one or more Subsidiaries of such Person; or

(3)        one or more Subsidiaries of such Person.

“Subsidiary Shares” shall have the meaning specified in Section 6.3 [Subsidiaries].

“Swap” shall mean any “swap” as defined in Section 1a(47) of the Commodity Exchange Act and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the Commodity Exchange Act, or (b) a commodity option entered into pursuant to Commodity Futures Trading Commission Regulation 32.3(a).

“Swap Agreement” shall mean (i) any Interest Rate Agreement, (ii) any Currency Agreement, (iii) any Hydrocarbon Swap Agreement or (iv) any cap, floor, collar, exchange transaction, hedging contract, forward contract, swap agreement, futures contract, call or put option or any other similar agreement or other exchange or protection agreement relating to commodity prices, securities prices or financial market conditions.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. “Taxation” shall have a correlative meaning.

“Temporary Cash Investments” shall mean any of the following:

(1)        any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case maturing not later than one year following acquisition thereof;

(2)         Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) of this definition;

(3)        repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) of this definition entered into with a bank meeting the qualifications described in clause (2) of this definition;

(4)         Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(5)         Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A-2” by Moody’s;

(6)        Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of “A” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(7)        obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government maturing not later than one year after acquisition thereof;

(8)        obligations of United States government-sponsored enterprises, Federal agencies, and Federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority, in each case maturing not later than one year following acquisition thereof;

(9)        debt obligations (other than commercial paper obligations) of domestic or foreign corporations maturing not later than one year after acquisition thereof;

(10)      preferred stock obligations with a floating rate dividend that is reset periodically at auction maturing not later than one year after acquisition thereof;

(11)      Investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase; provided that the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(12)      Investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the type and criteria for Investments otherwise set forth in this definition,

provided that Investments described in clauses (7) through (12) of this definition are restricted to obligations rated no lower than “A3” or “P-1” by Moody’s or “A-” or “A-1” by S&P.

“Threshold Amount” shall mean $25,000,000.

“Total Net Leverage Ratio” shall mean, as of any date, the ratio of (without duplication), (A)(x) Consolidated Indebtedness as of such date minus (y) the lesser of (1) Cash on Hand as of such date and (2) $10,000,000 to (B) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the period of four fiscal quarters of the Borrower most recently ended on or prior to the date of determination.

“Transactions” shall mean, collectively, (1) the Spin-Off, (2) the execution and delivery of the Loan Documents to be entered into as of the Closing Date by the parties thereto, (3) the Closing Date Refinancing and Releases, (4) the borrowing of Loans under this Agreement to be made on the Closing Date and (5) the payment of the fees and expenses incurred in connection with the foregoing.

“UCP” shall have the meaning assigned to such term in Section 11.11.1 [Governing Law].

“Undivided Interests” shall mean the undivided co-ownership interests in the Pennsylvania Mining Complex.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law.

“United States Tax Compliance Certificate” shall have the meaning assigned to such term in Section 5.8.5(b)(i)(C) [Status of Lenders].

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a Board Resolution in accordance with Section 8.2.3 [Designation of Unrestricted Subsidiaries]; provided that in no event shall (i) the Operator or (ii) any Subsidiary of the Borrower that owns (x) Equity Interests in the Operator or (y) any Undivided Interest, in any case, be designated an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Usage” shall mean at any time the sum of the outstanding Loans.

“Voting Stock” of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness (or commitment therefor) at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, required commitment reduction or termination, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment or commitment reduction or termination; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any specified Person shall mean a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interest of which (other than directors’ qualifying shares) will at that time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2        Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s permitted successors and assigns; (v) unless otherwise provided, reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument, order, declaration, understanding or other arrangement means such agreement, document, instrument, order, declaration, understanding or other arrangement as amended, restated, supplemented, modified, extended, renewed, refunded, superseded, substituted for, replaced, refinanced or increased in whole or in part, from time to time, to the extent not prohibited hereunder; (vi) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified, supplemented or replaced from time to time; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (ix) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; (x) unless otherwise specified, all references herein to times of day shall be references to Eastern time and (xi) references to the “date hereof” or “date of this Agreement” shall be to the Closing Date.

1.3        Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 6.9(a) [Historical Statements]. For the avoidance of doubt, (i) in no event shall any lease be deemed a capital lease for purposes of this Agreement if such lease would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases and (ii) all lease liabilities and right of use assets in each case related to operating leases shall be excluded from all calculations made under this Agreement. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the CEI Agents, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4        Valuations.

Whenever this Agreement requires the determination of the monetary value of “other consideration,” a Guaranty, “other obligations” or an Investment and the computation method to determine such monetary value is not already addressed by GAAP, (i) the monetary value of “other consideration” or an Investment of tangible property shall be calculated as the Fair Market Value of such consideration or tangible property, (ii) the monetary value of any Guaranty at any time of a fixed monetary obligation shall be the amount of such fixed monetary obligation at such time, (iii) the monetary value of any Guaranty of a fixed stream of monetary obligations at any time shall be the present value of the remaining amounts of such stream of monetary obligations at such time discounted at a rate equal to the Borrower’s cost of funds at such time, (iv) the monetary value of a Guaranty of performance or of contingent liabilities at any time shall be the amount which, in light of all the facts and circumstances existing at the time, represent the amount which would reasonably be expected to become an actual or matured monetary obligation or liability of the Person making such Guaranty determined by such Person in good faith, or (v) the monetary value of “other obligations,” contingent or otherwise, at any time shall be the amount which, in light of all the facts and circumstances existing at the time, represent the amount which would reasonably be expected to become an actual or matured monetary obligation or liability of the Person who is obligated for such “other obligations.”

1.5        Pro Forma Financial Covenant Compliance.

Whenever compliance with a Financial Covenant is required to be made on a Pro Forma Basis for determining the permissibility of any action, or the level of such Financial Covenant is used in reference to a test or covenant hereunder (but not, for the avoidance of doubt, for the purposes of determining actual compliance with Section 8.2.13 [Financial Covenants]), if such compliance is required prior to a date on which a Financial Covenant in Section 8.2.13 [Financial Covenants] is in effect, the level for such Financial Covenant when it is first in effect shall be used in determining such compliance or whether such test or covenant is satisfied.

2. LOAN FACILITIES

2.1        Loan Commitments.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrower at any time or from time to time on or after the date hereof to the Maturity Date; provided that after giving effect to each such Loan, (i) such Lender’s Exposure shall not exceed such Lender’s Commitment and (ii) the Usage shall not exceed the Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1 [Loan Commitments].

2.2        Nature of Lenders’ Obligations with Respect to Loans.

Each Lender shall be obligated to participate in each request for Loans pursuant to Section 2.5 [Loan Requests] in accordance with its Ratable Share. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Loans hereunder on or after the Maturity Date.

2.3        Commitment Fees.

Accruing from the date hereof until the Maturity Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender, as consideration for such Lender’s Commitment hereunder, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (a) such Lender’s Commitment as the same may be constituted from time to time and (b) such Lender’s Exposure; provided, however, that any Commitment Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. All Commitment Fees shall be payable in arrears on each Payment Date.

2.4        Voluntary Commitment Reduction.

(a)        The Borrower shall have the right any time and from time to time, without premium or penalty, upon three (3) Business Days’ prior written notice to the Administrative Agent to permanently reduce, in whole multiples of $1,000,000, or terminate the Commitments; provided that any such reduction or termination shall be accompanied by (i) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (ii) the prepayment of the Loans, together with the full amount of interest accrued on the principal sum to be prepaid, to the extent that the Usage exceeds the Commitment as so reduced or terminated; and provided further that the Commitments may not be reduced below the Usage. Each reduction of Commitments shall ratably reduce the Commitments of the Lenders, except as otherwise provided in an Additional Credit Extension Amendment as permitted in the definition of “Class.” From the effective date of any such reduction or termination, the obligations of the Borrower to pay the Commitment Fee pursuant to Section 2.3 [Commitment Fees] shall correspondingly be reduced or cease.

(b)        All voluntary commitment reduction notices shall be irrevocable, except that any notice of voluntary commitment reduction may state that such notice is conditional upon the consummation of a financing transaction, in which case such notice of voluntary commitment reduction may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of reduction) if such condition is not satisfied.

2.5        Loan Requests.

Except as otherwise provided herein, subject to the notice requirements set forth in this Section 2.5 and the other terms and conditions hereof, the Borrower may from time to time prior to the Maturity Date request the Lenders to make Loans by delivering to the Administrative Agent, not later than 11:00 a.m. on the Business Day prior to the proposed Borrowing Date, a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing in such form and delivered by facsimile or email (in “pdf,” “tif” or similar format) (each, a “Loan Request”); it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation (but for the avoidance of doubt, such written confirmation shall nonetheless still be required to be so delivered as otherwise set forth in this sentence). Each Loan Request shall be irrevocable and shall specify or certify, as applicable (i) the proposed Borrowing Date and (ii) the aggregate amount of the proposed Loans comprising such Borrowing Tranche, which amount shall be in an integral multiple of $500,000 and not less than $500,000.

2.6        Making and Repayment of Loans.

2.6.1        Making Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Loans]. Each Lender shall remit the principal amount of each Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the applicable Borrowing Date.

2.6.2        Repayment of Loans.

The Borrower shall repay all Loans together with all outstanding interest thereon on the Maturity Date.

2.7        Provision of Notes.

The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans made to it by such Lender, together with interest thereon, shall be evidenced by a Note payable to the order of such Lender in a face amount equal to the Commitment of such Lender, and such Note shall be delivered to the Collateral Agent on the Closing Date. The Loans shall mature, and the Borrower unconditionally agrees to pay in full the unpaid principal amount and all amounts outstanding and unpaid in respect of the Loans to the Administrative Agent for the account of each Lender, on the Maturity Date.

2.8        Use of Proceeds.

The proceeds of the Loans will be used in accordance with Section 8.1.11 [Use of Proceeds].

2.9        Extended Commitments.

(a)        [Reserved].

(b)        The Borrower may at any time and from time to time request that all or a portion of the Commitments of any Class (the Commitments of such applicable Class, the “Existing Commitments”) be converted into a new Class of Commitments (the Commitments of such applicable Class, the “Extended Commitments”) with terms consistent with this Section 2.9(b). In order to establish any Extended Commitments, the Borrower shall provide a notice to the Administrative Agent (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established, which terms shall be identical to those applicable to the Existing Commitments except that:

(i)    the maturity date of the Extended Commitments shall be later than the maturity date of the Existing Commitments;

(ii)    (A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discount and premiums with respect to the Extended Commitments may be different than those for the Existing Commitments and/or (B) additional fees and/or premiums may be payable to the Extending Lenders in addition to or in lieu of any of the items contemplated by the preceding subclause (A) and/or (C) the undrawn revolving credit commitment fee rate with respect to the Extended Commitments may be different than those for the Existing Commitments; and

(iii)  the Borrower and its Subsidiaries may be subject to covenants and other terms for the benefit of the Extending Lenders that apply only after the Latest Maturity Date (before giving effect to the Extended Commitments).

(c)        Each Extension Request shall specify the date (the “Extension Effective Date”) on which the Borrower proposes that the conversion of any Existing Commitments into Extended Commitments shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent. Each Lender of Loans of an Existing Class that are requested to be extended shall be offered the opportunity to convert its Existing Commitments into Extended Commitments on the same basis as each other Lender of Loans of the same Existing Class. Any Lender (to the extent applicable, an “Extending Lender”) wishing to have all or a portion of its Existing Commitments subject to such Extension Request converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Commitments subject to such Extension Request that it has elected to convert into Extended Commitments. In the event that the aggregate portion of the Existing Commitments subject to Extension Elections exceeds the amount of the Extended Commitments requested pursuant to the Extension Request, the portion of the Existing Commitments converted shall be allocated on a pro rata basis based on the amount of the Existing Commitments included in each such Extension Election.

(d)        An Extended Class shall be established pursuant to an Additional Credit Extension Amendment executed by the Extending Lenders (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender). No Additional Credit Extension Amendment shall provide for any Class of Extended Commitments in an aggregate principal amount that is less than $1,000,000.

(e)        Notwithstanding anything to the contrary contained in this Agreement, on the Extension Effective Date, (i) the amount of each Existing Commitment shall be deemed reduced by an amount equal to the amount converted into an Extended Commitment and (ii) if, on any Extension Effective Date, any Loans of any Extending Lender are outstanding under the applicable Existing Commitments, such Loans shall be deemed to be converted into Loans made pursuant to the Extended Commitments in the same proportion as such Extending Lender’s Existing Commitments are converted to Extended Commitments.

(f)        This Section 2.9 shall supersede any provisions in Section 5.2 [Pro Rata Treatment of Lenders], Section 5.3 [Sharing of Payments by Lenders] or Section 11.1 [Modifications, Amendments or Waivers] to the contrary. Each Extended Class shall be documented by an Additional Credit Extension Amendment executed by the Extending Lenders providing such Extended Class (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.9.

3. RESERVED

4. INTEREST RATES

4.1        Interest Rates.

All Loans shall bear interest at the Applicable Rate in effect from time to time and be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

4.2        Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived and upon the written demand of the Required Lenders:

(a)        the rate of interest for each Loan otherwise applicable pursuant to Section 4.1 [Interest Rates] shall be increased by 2.0% per annum; and

(b)        each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest then applicable to Loans plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

The Borrower acknowledges that the increase in rates referred to in this Section 4.2 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Administrative Agent.

5. PAYMENTS

5.1        Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, the Collateral Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. All payments shall be made in U.S. Dollars and in immediately available funds. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Loans, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2        Pro Rata Treatment of Lenders.

Each Borrowing Tranche shall be allocated to each Lender according to its Ratable Share, and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees or other fees (except for the Collateral Agent’s Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Commitments and the Loans, shall (except in the case of an event specified in Section 5.7 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and other fees or amounts then due to such Lender as set forth in this Agreement.

5.3        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4        Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5        Interest Payment Dates.

Interest on Loans shall be due and payable in arrears on each Payment Date. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon acceleration or otherwise).

5.6        Prepayments.

5.6.1        Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part, without premium or penalty (except as provided in Section 5.7 [Increased Costs]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent prior to the time of prepayment of the Loans, setting forth the following information:

(a)        the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(b)        the total principal amount of such prepayment, which shall not be less than the lesser of (x) the aggregate principal amount of all outstanding Loans and (y) $500,000.

All prepayment notices shall be irrevocable, except that any notice of voluntary prepayment may state that such notice is conditional upon the consummation of a financing transaction, in which case such notice of prepayment may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

5.6.2        Designation of a Different Lending Office.

If any Lender requests compensation under Section 5.7 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.8 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.7 [Increased Costs] or Section 5.8 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.6.3        Mandatory Prepayments.

(a)        If at any time the Usage is in excess of the Commitments (as used in this Section 5.6.3(a), a “deficiency”), the Borrower shall immediately make a principal payment on the Loans sufficient to cause the principal balance of the Loans then outstanding to be equal to or less than the Commitments then in effect.

(b)        In the event of any Permitted Undivided Interests Sale, the Borrower shall within one (1) Business Day following the receipt of the Net Cash Proceeds therefrom reduce Commitments in an aggregate amount equal to 100% of such Net Cash Proceeds, and comply with Section 5.6.3(a) to the extent such reduction results in a deficiency.

5.7        Increased Costs.

5.7.1        Increased Costs Generally.

If any Change in Law shall:

(a)        impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended in by, any Lender;

(b)        subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or its other obligations, deposits, reserves, other liabilities or capital attributable thereto, or change the basis of Taxation of payments to such Lender in respect thereof (except for Indemnified Taxes indemnifiable under Section 5.8 [Taxes] and any Excluded Taxes); or

(c)        impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of participating in or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

5.7.2        Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections5.7.1 [Increased Costs Generally] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.7.3        Delay in Requests.

Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.7 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.7 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.8        Taxes.

5.8.1        Payments Free of Taxes.

Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if any Loan Party or any other applicable withholding agent shall be required by applicable Law to deduct any Taxes from such payments, then (i) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.8) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made (provided, that if the applicable withholding agent in respect of an Indemnified Tax or Other Tax is a Person other than a Loan Party or the Administrative Agent (e.g., a Lender), the additional amounts required to be paid by a Loan Party under this clause (i) in respect of such Tax shall not be greater than the additional amounts such Loan Party would have been obligated to pay had such Loan Party made payment of such sum directly to the applicable beneficial owner of such payment, provided further, that such Tax would not have been an Excluded Tax had such beneficial owner been a Lender hereunder and had complied with Section 5.8.5), (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

5.8.2        Payment of Other Taxes by the Borrower.

Without limiting the provisions of Section 5.8.1 [Payments Free of Taxes] above, the Borrower shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.8.3        Indemnification by the Borrower.

The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.8) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.8.4        Evidence of Payments.

As soon as practicable after any payment of any Taxes by the Borrower to an Official Body, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.8.5        Status of Lenders.

(a)        Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 5.8.5) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 5.8.5.

(b)        Without limiting the generality of the foregoing:

(i)    Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)        two (2) duly completed valid originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)        two (2) duly completed valid originals of IRS Form W-8ECI (or any successor forms),

(C)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.8.5 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “United States Tax Compliance Certificate”) and (y) two duly completed valid originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D)        to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two (2) duly completed valid originals of IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this

Section 5.8.5 [Status of Lenders] if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or

(E)        two (2) duly completed valid originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(ii)    Each Lender that is a “United States person” as defined in section 7701 of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two (2) originals of an IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(iii)   If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment.

(c)        Notwithstanding any other provision of this Section 5.8.5, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

5.8.6      Refunds.

If the Administrative Agent or any Lender receives a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 5.8, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 5.8 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes imposed with respect to such refund) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Official Body with respect to such refund); provided that such Loan Party, upon the request of such Administrative Agent or such Lender, shall repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Official Body) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Official Body. This Section 5.8 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

5.8.7        Administrative Agent Forms.

The Administrative Agent (and any assignee or successor) will deliver, to the Borrower, on or prior to the date on which it becomes a party to this Agreement, either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch” that agrees to be treated as a United States person with respect to payments made to and on behalf of the Lenders) for the amounts the Administrative Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable. Notwithstanding anything to the contrary in this Section 5.8.7, the Administrative Agent shall not be required to deliver any documentation that it is not legally eligible to deliver as a result of any Change in Law after the date hereof.

6. REPRESENTATIONS AND WARRANTIES

The Loan Parties, jointly and severally, represent and warrant to each Agent (and, in the case of Section 6.12 [Full Disclosure], the CEI Agents and the CEI Lenders) and each of the Lenders as follows:

6.1        Organization and Qualification.

Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (if the concept of “good standing” is recognized under the laws of the applicable jurisdiction with respect to such Loan Party) under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to conduct its business in which it is currently engaged, except where the failure to have such power would not reasonably be expected to result in any Material Adverse Change. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except to the extent that the failure to be so duly licensed or qualified or in good standing would not reasonably be expected to result in any Material Adverse Change.

6.2        EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

6.3        Subsidiaries.

As of the Closing Date, Schedule 6.3 states the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership, its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company, identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary and for each Restricted Subsidiary whether or not it is a Guarantor and, if it is not a Guarantor, the clause in the definition of “Excluded Subsidiaries” applicable to such Restricted Subsidiary. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.3.

6.4        Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.5        Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver has been duly executed and delivered by such Loan Party. This Agreement and each other Loan Document constitutes legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.6        No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents to which it is a party by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party, (ii) any material Law, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents) or (iii) the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any material property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents and Liens permitted hereunder) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound, including for the avoidance of doubt any Material Contract (any such term, covenant, condition or provision, a “Contractual Requirement”), except that certain consents may be required under various contracts and agreements in connection with any attempt to assign such various contracts and agreements pursuant to the assertion of remedies under the Loan Documents.

6.7        Litigation.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against any Loan Party at law or equity before any Official Body or arbitrator that (a) relate to this Agreement or any other Loan Document or (b) individually or in the aggregate would reasonably be expected to result in any Material Adverse Change. To the knowledge of any Responsible Officer of the Borrower, none of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body that (a) relate to this Agreement or any other Loan Document or (b) would reasonably be expected to result in any Material Adverse Change.

6.8        Title to Properties.

Each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights, which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases or conveyance instrument, except to the extent that the failure to hold such title or interest, either alone or together with all other title defects, would not reasonably be expected to result in a Material Adverse Change.

6.9        Financial Statements.

(a)        Historical Statements. The Borrower has delivered to the Agents and the CEI Agents copies of audited combined year-end financial statements as of December 31, 2017 and December 31, 2018 and for the fiscal years then ended (the “Historical Statements”). The Historical Statements were compiled from the books and records maintained by management of the Borrower and its Subsidiaries, are correct and complete in all material respects and fairly represent the combined financial condition of the Borrower and its Subsidiaries as of their dates and their results of operations and cash flows for the fiscal periods specified and have been prepared in accordance with GAAP consistently applied.

(b)        Accuracy of Financial Statements. Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any of its Subsidiaries that would reasonably be expected to cause a Material Adverse Change. Since December 31, 2018, no event, circumstance or condition has occurred or exists that has resulted in or could be reasonably expected, either individually or in the aggregate, to result in a Material Adverse Change.

6.10      Use of Proceeds.

The Loan Parties intend to use the proceeds of the Loans in accordance with Section 8.1.11 [Use of Proceeds].

6.11      Liens in the Collateral.

(a)        Security Interests. Except to the extent that the Loan Parties are not required to perfect Liens in certain Collateral pursuant to the Security Documents or any other Loan Document, the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement in the Collateral (of the type that can be perfected by filing under the Uniform Commercial Code), subject to the actions described in the following sentence, constitute and will continue to constitute first-priority security interests, subject to Permitted Liens, under the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the due filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, and the Collateral Agent’s taking possession of any stock certificates or other certificates evidencing the Pledged Securities, all such action as is necessary or advisable to perfect the Lien in favor of the Collateral Agent with respect to the Collateral described above will have been taken except to the extent that the Loan Parties are not required to perfect Liens in certain Collateral pursuant to the Security Documents or any other Loan Document. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

(b)        Mortgage Liens. Subject to the qualifications and limitations set forth expressly in the Mortgages, upon execution and delivery thereof, the Liens granted to the Collateral Agent pursuant to each Mortgage will constitute a valid first priority Lien on the Real Property under applicable law, subject only to Permitted Liens.

(c)        Pledged Securities. All Equity Interests included in the Pledged Securities to be pledged pursuant to the Security Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except for nonconsensual Permitted Liens, Liens contemplated by clause (5) of the definition of “Permitted Liens” and inchoate Permitted Liens that do not have priority over the Liens granted under the Loan Documents and as otherwise provided by the Security Agreement and except as the right of the Lenders to Dispose of such Equity Interests may be limited by the Securities Act and the regulations promulgated by the SEC thereunder and by applicable state securities laws. There are no shareholder or other agreements or understandings other than partnership agreements, limited liability company agreements or operating agreements, with respect to the Equity Interests included in the Pledged Securities, except as described on Schedule 6.11. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agents pursuant to Section 7.1.1(b)(iii).

6.12      Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to any Agent, any CEI Agent, any CEI Lender or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations of the Loan Parties taken as a whole that has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing any Agent, any CEI Agent, any CEI Lender or any Lender prior to or at the date hereof in connection with the transactions contemplated hereby or prior to or at the Amendment No. 1 Effective Date in connection with the transactions contemplated by Amendment No. 1.

6.13      Taxes.

All material federal, state, local and other Tax returns required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision has been made for the payment of all material Taxes, fees, assessments and other governmental charges (including in its capacity as withholding agent), except to the extent that such Taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any material federal income Tax return of any Loan Party for any period.

6.14      Consents and Approvals.

Except for the filings or recordings required pursuant to Section 7.1.1(c) [Delivery of Loan Documents], no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is necessary to authorize or permit the execution, delivery or performance of this Agreement and the other Loan Documents or for the validity or enforceability hereof or thereof.

6.15      No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents or after giving effect to the amendments to the Loan Documents on the Amendment No. 1 Effective Date which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would reasonably be expected to result in a Material Adverse Change.

6.16      Patents, Trademarks, Copyrights, Licenses, Permits, Etc.

The Borrower and the Restricted Subsidiaries own or possess all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, Required Permits and rights, without known or actual conflict with the rights of others, necessary for the Borrower and the Restricted Subsidiaries, taken as a whole, to own and operate their properties and to carry on their businesses as presently conducted and planned to be conducted by them, except where the failure to so own or possess with or without such conflict would reasonably be expected to result in a Material Adverse Change.

6.17      Solvency.

The Borrower and its Subsidiaries, taken as a whole, are Solvent. On the Closing Date, on the Amendment No. 1 Effective Date, at the time of each borrowing of the Loans, the Borrower and its Subsidiaries, taken as a whole, shall be Solvent after giving effect to the transactions contemplated by the Loan Documents and any incurrence of Indebtedness and all other Obligations.

6.18      Real Property.

(a)        Schedule 3(a) to the Perfection Certificate sets forth a complete and accurate list as of the Closing Date of all Real Properties of any Loan Party that are subject to Mortgage (other than Specified Leased Properties identified on Schedule 3(b) to the Perfection Certificate) and indicates whether any such Real Property has a Building thereon. Schedule 3(a) to the Amendment No. 1 Perfection Certificate Supplement sets forth a complete and accurate list as of the Amendment No. 1 Effective Date of all Real Properties of any Loan Party that are subject to a Mortgage (other than Specified Leased Properties identified on Schedule 3(b) to the Amendment No. 1 Perfection Certificate Supplement or as previously described in the Perfection Certificate delivered on the Closing Date) and indicates whether any such Real Property has a Building thereon. All Real Properties of any Loan Party not set forth on Schedule 3(a) or Schedule 3(b) to the Perfection Certificate or on Schedule 3(a) or Schedule 3(b) to the Amendment No. 1 Perfection Certificate Supplement are Excluded Assets.

(b)        Schedule 3(b) to the Amendment No. 1 Perfection Certificate Supplement sets forth a complete and accurate list as of the Amendment No. 1 Effective Date of all Specified Leased Properties that, with landlord consent, would be subject to Mortgage (other than as previously described in the Perfection Certificate delivered on the Closing Date or any other Perfection Certificate Supplement).

6.19      Insurance.

Schedule 11 to the Amendment No. 1 Perfection Certificate Supplement lists all material insurance policies of the Borrower and the Restricted Subsidiaries as of the Amendment No. 1 Effective Date, all of which are valid and in full force and effect as of the Amendment No. 1 Effective Date. Such policies provide adequate insurance coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and the Restricted Subsidiaries in accordance with prudent business practice in the industry of the Borrower and the Restricted Subsidiaries.

6.20      Compliance with Laws.

The Borrower and its Subsidiaries are in compliance with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.25 [Environmental Matters]) in all jurisdictions in which the Borrower or any of its Subsidiaries is presently or will be doing business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

6.21      Material Contracts; Burdensome Restrictions.

The exhibit list to the Borrower’s Form 10-K most recently filed with the SEC prior to the Closing Date and Schedule 6.21 together set forth all Material Contracts to which the Borrower or any of its Restricted Subsidiaries is or is contemplated to be a party as of the Closing Date. Except to the extent that the failure to be in full force and effect or such default (a) would not reasonably be expected to result in a Material Adverse Change or (b) is attributable to any action or inaction of any CEI Entity, (i) none of the Borrower or any of its Restricted Subsidiaries is in default under a Material Contract and (ii) all Material Contracts are in full force and effect. None of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would reasonably be expected to result in a Material Adverse Change.

6.22      Investment Companies; Regulated Entities.

None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” None of the Loan Parties is subject to any other Law limiting its ability to incur Indebtedness for borrowed money.

6.23      ERISA Compliance.

Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change:

(a)        each Pension Plan and Multiemployer Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower);

(b)        the Borrower and each ERISA Affiliate have met all applicable minimum funding requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained;

(c)        as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code and Section 303(d)(2) of ERISA) is

80% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date;

(d)        with respect to any Multiemployer Plan to which the Borrower or its ERISA Affiliates contribute, the Borrower has not been notified of an “accumulated funding deficiency” (within the meaning of Section 412 of the Code) or that application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made;

(e)        there has been no nonexempt “prohibited transaction” (as defined in Section 406 of ERISA) or violation of the fiduciary responsibility rules with respect to any Pension Plan;

(f)        no ERISA Event has occurred or is reasonably expected to occur; and

(g)        neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.24      Employment Matters; Coal Act; Black Lung Act.

Each of the Loan Parties is, and for the past five years has been, in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not reasonably be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change. The Borrower, the Restricted Subsidiaries and its “related persons” (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrower, the Restricted Subsidiaries or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change. The Borrower and its Subsidiaries are in compliance in all material respects with the Black Lung Act, and neither the Borrower nor any of its Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

6.25      Environmental Matters.

Except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change:

(a)        The Borrower and its Subsidiaries, their operations, facilities and properties are and for the past five years have been in compliance with all Environmental Laws.

(b)        The facilities and properties currently owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, formerly owned, leased or operated by the Borrower or any of its Subsidiaries or their predecessors in interest (the “Properties”), do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of Environmental Law by, or (ii) could reasonably be expected to give rise to any Environmental Liability for, the Borrower or any of its Subsidiaries.

(c)        Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with or other liabilities under Environmental Laws, or knows of any basis for any such written notices, including any with regard to their activities at any of the Properties or the business currently or formerly operated by the Borrower or any of its Subsidiaries, or any prior business for which the Borrower or any of its Subsidiaries is subject to liability under any Environmental Law.

(d)        Hazardous Materials have not been transported or Released from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability for the Borrower or any of its Subsidiaries under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or Released of by or on behalf of the Borrower or any of its Subsidiaries at, on, from or under any of the Properties in violation of any Environmental Law, or in a manner that could reasonably be expected to give rise to Environmental Liability for the Borrower or any of its Subsidiaries.

6.26      Anti-Terrorism Laws; Anti-Corruption Laws.

(a)        (i) No Covered Entity, any directors or officers of any Covered Entity, nor, to the knowledge of the Borrower, any employees or agents of any Covered Entity, is a Sanctioned Person, and (ii) no Covered Entity, any directors or officers of any Covered Entity, nor, to the knowledge of the Borrower, any employees or agents of any Covered Entity, either in its own right or through any third party, (x) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (y) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or (z) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)        No Covered Entity, any directors or officers of any Covered Entity, nor, to the knowledge of the Borrower, any employees or agents of any Covered Entity, are doing business in violation of any Anti-Corruption Laws.

6.27        Margin Regulations.

None of the Loan Parties is engaged, and none of the Loan Parties will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of the Margin Stock Regulation issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

7. CONDITIONS OF LENDING

The obligation of each Lender to make Loans is subject to the following conditions:

7.1        First Loans.

7.1.1        Deliveries.

On the Closing Date, each Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agents:

(a)        Officer’s Certificate. A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (i) each of the representatives and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] and in the other Loan Documents are true and accurate on and as of the Closing Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default exists, (iii) since December 31, 2016, no event, circumstance or condition has occurred or exists that has resulted in or could be reasonably expected, either individually or in the aggregate, to result in a Material Adverse Change and (iv) the conditions set forth in Sections 7.1.4 [No Debt or Preferred Stock Outstanding] and 7.1.5 [Transactions] are satisfied.

(b)        Secretary’s Certificate. A certificate dated the Closing Date and signed by an Authorized Officer of each of the Loan Parties, certifying:

(i)    that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(ii)    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Agreement and the true signatures of such officers, on which each Agent and each Lender may conclusively rely; and

(iii)    copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date, recently certified by the appropriate state official where such documents are filed in a state office, together with recently dated certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized.

(c)        Delivery of Loan Documents. Subject to Section 8.1.17(a)(ii) [Collateral] and Section 8.1.21 [Post-Closing Matters], this Agreement, each of the other Loan Documents and the Perfection Certificate signed by an Authorized Officer of each of the Loan Parties party thereto, and to the extent required under applicable requirements of Law, the Security Documents shall be properly recorded or filed with the applicable recording or filing offices and be in proper form for such recording.

(d)        Opinions of Counsel.

(i)    A written opinion of in-house counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to each Agent), dated the Closing Date, addressed to the Lenders and each Agent substantially in the form provided to the Agents prior to the Closing Date.

(ii)    A written opinion of Latham & Watkins LLP, counsel to the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to each Agent), dated the

Closing Date, addressed to the Lenders each Agent substantially in the form provided to the Agents prior to the Closing Date.

(e)        Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance reasonably satisfactory to each Agent and its counsel, and each Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to each Agent and its counsel, as any Agent or its counsel may reasonably request.

(f)        Insurance. Evidence that adequate insurance (other than flood insurance) required to be maintained under the Loan Documents is in full force and effect.

(g)        Evidence of Filing. UCC financing statements in appropriate form for filing under the UCC and such other documents under applicable requirements of Law in each jurisdiction as may be necessary or appropriate or, in the reasonable opinion of any Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents.

(h)        Termination of Existing Credit Agreement. All documents and instruments required to evidence the discharge of the Liens under the Existing Credit Agreement on any assets of the Borrower and its Subsidiaries.

(i)        Lien Searches. The lien searches listed on Schedule 7.1.1(i), and the Collateral Agent shall be satisfied with the results thereof.

(j)        Pledged Securities. Except as set forth on Schedule 8.1.21, all certificates, agreements or instruments representing or evidencing the Pledged Securities accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Collateral Agent.

(k)        Other Documentation. All other certificates, agreements, including instruments necessary to perfect the Collateral Agent’s security interest (to the extent required by the Security Documents) in all Chattel Paper, Instruments and Investment Property (as each such term is defined in the Security Agreement) of each Loan Party have been delivered or assigned to the Collateral Agent.

(l)        Solvency Certificate. A certificate of the chief financial officer of the General Partner on behalf of the Borrower stating that, after giving effect to the Transactions, the Loan Parties, taken as a whole, are Solvent.

7.1.2        Payment of Fees.

The Borrower shall have paid or caused to be paid to the Collateral Agent and the Lenders to the extent not previously paid, all fees payable on or before the Closing Date (including upfront fees) and, to the extent invoiced at least one Business Day prior to the Closing Date, all costs and expenses for which the Collateral Agent is entitled to be reimbursed, including the reasonable fees and expenses of Cahill Gordon & Reindel LLP.

7.1.3        PATRIOT Act.

The Agents shall have received, at least three (3) Business Days prior to the Closing Date (or such later date satisfactory to each Agent), all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act to the extent requested at least ten (10) Business Days prior to the Closing Date.

7.1.4        No Debt or Preferred Stock Outstanding.

The Borrower and its Subsidiaries shall have no Indebtedness for borrowed money or Preferred Stock outstanding, other than (i) up to $210,000,000 of Loans made on the Closing Date and (ii) Indebtedness set forth on Schedule 8.2.1.

7.1.5        Transactions.

The Transactions shall have been or shall substantially concurrently be consummated, and the Spin-Off shall have been or shall substantially concurrently be consummated substantially in the manner described in the Form 10; it being understood that irrevocable book-entry transfer authorization shall substantially concurrently be delivered to record the distribution of the shares of common stock of CEI effective as of 11:59 p.m. (New York City time) on the Closing Date, and the transfer agent and registrar for the shares of common stock of CEI shall substantially concurrently accept such authorization. The Operating Agreement shall have been amended in a manner reasonably satisfactory to each Agent and the CEI Agents, and such amendment shall have been delivered to each Agent. The Borrower shall have delivered to each Agent fully executed copies of the Material Contracts to which the Borrower or any of its Subsidiaries is or is contemplated to be a party as of the Closing Date, and no default or termination, or any waiver or amendment constituting a Material Adverse Change shall have occurred with respect thereto. The aggregate principal amount of Loans made on the Closing Date shall not exceed $210,000,000.

7.2        Each Loan.

At the time of making any Loans and after giving effect to the proposed extensions of credit:

(a)        the representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the making of any Loan Request and the making of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except that (i) any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (ii) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

(b)        no Event of Default or Potential Default shall have occurred and be continuing; and

(c)        the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request.

8. COVENANTS

8.1        Affirmative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, and satisfaction of all of the Loan Parties’ other Obligations under the

Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1        Preservation of Existence, Etc.

Each of the Borrower and the Restricted Subsidiaries shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its failure to so qualify, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, except as otherwise expressly permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

8.1.2        Payment of Liabilities, Including Taxes, Etc.

Each of the Borrower and the Restricted Subsidiaries shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable (including extensions), including all Taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including Taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to pay or discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or which would materially and adversely affect the Collateral; provided that the Loan Parties will pay all such liabilities forthwith upon the commencement of proceedings to enforce any Lien which may have attached as security therefor or take other action as is required to suspend such enforcement action unless such Lien otherwise qualifies as a Permitted Lien.

8.1.3        Maintenance of Insurance.

(a)        The Borrower and the Restricted Subsidiaries shall insure their properties and assets against loss or damage by fire and such other insurable hazards (including flood, fire, property damage, workers’ compensation and public liability insurance) and against other risks, and in such amounts as similar properties and assets, as are commonly insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Collateral Agent, the Borrower shall deliver to the Collateral Agent (x) annually an original certificate of insurance signed by its independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all commercial insurance then in force with respect to the Borrower and the Restricted Subsidiaries. Such policies of insurance shall contain the necessary endorsements or policy language, which shall (i) specify the Collateral Agent on behalf of the Secured Parties as an additional insured on the liability policies and mortgagee and lender loss payee as their interests may appear on the property policies, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the Borrower and the Restricted Subsidiaries and not that of the additional insured, (ii) provide that the interest of the Lenders, under the lender’s loss payable endorsement in a form similar to the form provided on the Closing Date or pursuant to Section 8.1.21 [Post-Closing Matters], shall be insured regardless of any breach or violation by the Borrower or any of its Subsidiaries of any warranties, declarations or conditions contained in such policies or any action or inaction of the Borrower or any of its Subsidiaries, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise (to the extent that the Loan Parties are able on a commercially reasonable efforts basis to obtain such waiver from the insurers), (iv) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least ten (10) days after notification to the Collateral Agent of such cancellation or change, (v) be primary without right of contribution of any other liability insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (vi) provide that inasmuch as any liability policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

(b)        Each Loan Party shall take all actions required under the Flood Laws and otherwise reasonably requested by the Collateral Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, (i) maintaining such flood insurance in full force and effect and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws and otherwise reasonably requested by the Collateral Agent, (ii) delivering to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent and (iii) delivering to the Collateral Agent an executed acknowledgment of each “Life-of-Loan” flood hazard determination delivered to the Borrower promptly following receipt of each such determination.

(c)        If one or more Casualty Events occurs with respect to which the proceeds or other compensation in respect thereof could reasonably be expected to equal or exceed $5,000,000 in the aggregate in any fiscal year, the Borrower shall promptly notify the Collateral Agent of such event(s) and the estimated (or actual, if available) amount of such loss.

8.1.4        Maintenance of Properties and Equipment.

The Borrower and the Restricted Subsidiaries shall (x) maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties and equipment useful or necessary to their businesses and (y) make or cause to be made, in a reasonably diligent fashion, all appropriate repairs, renewals or replacements thereof, in each case if the failure to so maintain, repair, renew or replace the same would reasonably be expected to constitute a Material Adverse Change.

8.1.5        Maintenance of Patents, Trademarks, Etc.

The Borrower and the Restricted Subsidiaries shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of their properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6        Visitation Rights.

The Borrower and the Restricted Subsidiaries shall permit any of the officers or authorized employees or representatives of any Agent or any of the Lenders (so long as no Event of Default has occurred and is continuing, at such Agent’s or such Lender’s expense) to visit and inspect their properties during normal business hours and to examine (including, without limitation, any field examinations) and make excerpts from their books and records and discuss their business affairs, finances and accounts with their officers, all in such detail and at such times and as often as any of the Lenders may reasonably request; provided that each Lender shall provide the Borrower and each Agent with reasonable notice prior to any visit or inspection, all such visits and inspections shall be made in accordance with the standard safety, visit, and inspection procedures of the Borrower and the Restricted Subsidiaries and no such visit or inspection shall interfere with their normal business operation.

8.1.7        Keeping of Records and Books of Account.

The Borrower and the Restricted Subsidiaries shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws, and in which full, true and correct entries shall be made in all material respects of all their dealings and business and financial affairs. Without limiting the generality of the foregoing, the Borrower and the Restricted Subsidiaries shall maintain adequate allowances on their books in accordance with GAAP for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining activities and (iv) future costs associated with other potential Environmental Liabilities.

8.1.8        Further Assurances.

Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Lien on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as (i) the Collateral Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce the Collateral Agent’s rights and remedies thereunder with respect to the Collateral or (ii) the CEI Collateral Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the CEI Credit Documents in respect of the Secured Parties’ interests in the Loan Documents and to exercise and enforce the CEI Collateral Agent’s rights and remedies thereunder with respect to such collateral.

8.1.9        Additional Guarantors.

If (i) the Borrower forms or acquires, directly or indirectly, any Subsidiary (other than an Excluded Subsidiary) or (ii) any Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall cause such Subsidiary to join this Agreement within (x) 30 days after the date of acquisition or formation of such Subsidiary or within 30 days after the date any Subsidiary that was an Excluded Subsidiary (other than pursuant to clause (a) or (c) of the definition of “Excluded Subsidiaries”) ceases to be an Excluded Subsidiary and (y) within 15 days after the date any Subsidiary that was an Excluded Subsidiary pursuant to clause (a) or (c) of the definition of “Excluded Subsidiaries” ceases to be an Excluded Subsidiary (in each case, or such longer period as the Collateral Agent may agree in its reasonable discretion) as a Guarantor by delivering to each Agent, (A) a signed Guarantor Joinder, (B) documents in the forms described in Sections 7.1.1(b), (c), (d) (if requested by any Agent), (f), (g), (i) and (j) [Deliveries], and 8.1.17 [Collateral], modified as appropriate, and (C) documents necessary to grant and perfect Liens to the Collateral Agent for the benefit of the Secured Parties in the Collateral held by such Subsidiary.

8.1.10        Compliance with Laws.

The Borrower and its Subsidiaries shall comply with all applicable Laws, including all Environmental Laws, in all material respects, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.1.11    Use of Proceeds.

(a)        The Loan Parties will use the proceeds of the Loans only as follows: (i) to fund the Closing Date Refinancing and Releases, (ii) to pay fees and expenses related to the entry into the Loan Documents on the Closing Date, and (iii) to provide for general corporate purposes of the Borrower and the Restricted Subsidiaries.

(b)        None of the Loan Parties engages or will engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of the Margin Stock Regulation). No part of the proceeds of any Loan has been or shall be used for any purpose which entails a violation of or which is inconsistent with the provisions of the Margin Stock Regulations, and the Borrower shall assist the Lenders, as reasonably requested by any Agent, with the Lenders’ compliance with the Margin Stock Regulation as such compliance relates to the Borrower and the Loans, including by providing such Agent with all documents, forms and certificates reasonably requested by such Agent in relation thereto.

8.1.12    Subordination of Intercompany Loans.

Each Loan Party shall cause any Indebtedness, loans or advances owed by any Loan Party to any Restricted Subsidiary that is not a Guarantor to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.1.13    Anti-Terrorism Laws; Anti-Corruption Laws.

(a)        No Covered Entity, nor to the knowledge of the Borrower, any directors, officers or employees of any Covered Entity, will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, nor to the knowledge of the Borrower, any of a Covered Entity’s directors, officers or employees, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person or in any manner that would cause a violation of the Anti-Terrorism Laws by any party to this Agreement, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws in all material respects and (e) the Borrower shall promptly notify the Agents in writing upon the occurrence of a Reportable Compliance Event.

(b)        No part of the proceeds of any Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

8.1.14    Compliance with Material Contracts.

(a)        Each of the Borrower and the Restricted Subsidiaries shall comply with the terms and conditions of all Material Contracts and enforce its rights under each such Material Contract, except to the extent non-compliance or non-enforcement (i) could not reasonably be expected to result in a Material Adverse Change or (ii) is attributable to any action or inaction of any CEI Entity.

(b)        The Loan Parties shall not claim, or support any Person in claiming, any conflict of interest or invalidity of the Collateral Agent’s exercise of such rights or remedies and any other duty, obligation or right of the Collateral Agent. Furthermore, the Loan Parties hereby acknowledge that the Lenders will pledge and collaterally assign all of their rights under the Loan Documents to secure their obligations under the CEI Credit Documents and the CEI Second Lien Notes (and may pledge and collaterally assign such rights under any refinancing, replacement, extension, renewal of any of the CEI Credit Documents or CEI Second Lien Notes) and will execute all such documentation reasonably requested by the Collateral Agent to evidence such pledge and collateral assignment. Each Loan Party agrees not to contest or challenge or support any other Person in contesting or challenging any of such Loan Party’s obligations, acknowledgements and agreements under the immediately preceding two sentences for any reason.

8.1.15    Accounts.

As of the Amendment No. 1 Effective Date, no Loan Party has any Deposit Accounts, Commodities Accounts or Securities Accounts (each as defined in the UCC) other than the accounts listed on Schedule 8 to the Amendment No. 1 Perfection Certificate Supplement, which schedule indicates for each account whether such account is an Excluded Account and the reason for the exclusion, if any. No Loan Party shall establish or maintain an Applicable Account unless it is subject to a control agreement; provided, with respect to any Applicable Account maintained by a Loan Party as of the Closing Date, the Loan Parties shall cause such Applicable Account to be subject to control agreements within sixty (60) days of the Closing Date (or such later date as the Collateral Agent may agree in its discretion). Other than Applicable Accounts as to which the time limit set forth in the proviso in the immediately preceding sentence has not expired, none of the Loan Parties will deposit or maintain Collateral (including the proceeds thereof) in an Applicable Account that is not subject to a control agreement.

8.1.16    ERISA Compliance.

The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance with the applicable provisions of ERISA and the Code and (b) make all required contributions to any Pension Plan or Multiemployer Plan when due, except in the case of each of the foregoing clauses, to the extent such failure to do so could not reasonably be expected to result in a Material Adverse Change.

8.1.17    Collateral.

(a)        Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien and security interest, subject only to Permitted Liens:

(i)   on the date hereof and, with respect to any Equity Interests acquired after the Closing Date, not later than 30 days after the acquisition of the Equity Interests, in all Equity Interests owned by the Loan Parties;

(ii)  (x) within 60 days following the Closing Date, in all Real Property owned or leased by a Loan Party as of the Closing Date, (y) within 60 days following the acquisition or lease thereof, in all Real Property (other than Excluded Assets) acquired or leased by a Loan Party after the Closing Date and (z) within 60 days following any Real Property ceasing to be an Excluded Asset, in such Real Property, in each case by delivering a Mortgage or, in the case of clause (y) or (z), an amendment to an existing Mortgage, as applicable; provided that (A) each Mortgage or amendment delivered pursuant to this Section 8.1.17(a)(ii) shall be accompanied by

(1) local counsel opinions with respect thereto as reasonably requested by the Collateral Agent, (2) the Required Flood Materials (as applicable), and (3) title work as required pursuant to Section 8.1.18 [Title] and (B) with respect to Specified Leased Properties, if the applicable Loan Party is not able to, after the use of commercially reasonable efforts and delivery of an Officer’s Certificate stating that such efforts have been made, obtain the consent of the landlord to grant a first priority lien, security interest and assignment in the leasehold interest of the applicable Specified Leased Property, such Specified Leased Property shall not be Collateral; and

(iii)  on the date hereof and with respect to any Subsidiary that becomes a Loan Party after the Closing Date in accordance with Section 8.1.9 [Additional Guarantors], not later than 30 days after the acquisition or formation of such Subsidiary or such Subsidiary ceasing to be an Excluded Subsidiary (or in the case of Applicable Accounts, within the period provided under Section 8.1.15 [Accounts]), in all of the other assets of the Loan Parties in which a security interest may be perfected by the filing of a UCC-1 financing statement with the secretary of state or similar agency in the applicable Loan Party’s jurisdiction of organization, by filing of a short form security agreement with the United States Patent and Trademark Officer or United States Copyright Office or, in the case of Applicable Accounts, by taking the actions required under Section 8.1.15 [Accounts];

provided that any of the deadlines in this Section 8.1.17(a) may be extended (by notice to the Borrower in writing) by the Collateral Agent in its sole discretion upon reasonable request of the Borrower.

(b)        Notwithstanding the foregoing, Liens will not be required on any of the following (collectively, the “Excluded Assets”):

(i)    any cash in the “Operating Account” (as defined in the Operating Agreement) to the extent constituting property of the Co-Owners;

(ii)   any right, title and interests in and to any Manufactured (Mobile) Home (as defined in the applicable Flood Laws);

(iii)  Buildings that are immaterial as reasonably determined by the Borrower and agreed to in writing by the Collateral Agent;

(iv)  leased motor vehicles (including bulldozers and other heavy equipment);

(v)   except to the extent the security interest in such assets can be perfected by the filing of a UCC financing statement, owned motor vehicles (including bulldozers and other heavy equipment) and other assets the ownership of which is evidenced by certificates of title, to the extent the Fair Market Value thereof does not exceed $15,000,000 in the aggregate or $2,000,000 individually;

(vi)  except to the extent the security interest in such assets can be perfected by the filing of a UCC financing statement, Letter-of-Credit Rights (as defined in the UCC in the State of New York);

(vii) Commercial Tort Claims (as defined in the UCC) that do not exceed $5,000,000 in the aggregate for all Pledgors; provided that none of the Commercial Tort Claims described in Schedule 7 of the Perfection Certificate on the Closing Date shall be Excluded Assets;

(viii)  assets owned by any Pledgor on the Closing Date or that are acquired after the Closing Date and any proceeds thereof that are subject to a Lien permitted by clause (10) in the definition of “Permitted Liens” to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for the Capital Lease Obligations, equipment lease, purchase money obligation or substantially similar obligation subject to such Lien) validly prohibits the creation of any other Lien on such assets and proceeds;

(ix)  those assets over which the granting of security interests in such assets would be prohibited by (1) any contract in effect on the Closing Date and listed on Schedule 8.2.15 (or, as to any assets acquired after the Closing Date in an acquisition permitted hereunder, in effect at the time of acquisition thereof and not entered into in contemplation thereof) or (2) applicable law or regulation or to the extent that such security interests would require obtaining the consent of any governmental or regulatory authority, but only to the extent and for so long as a grant of a security interest therein in favor of the Collateral Agent would (x) violate or invalidate such contract, cause the acceleration or the termination thereof or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries) or (y) violate such applicable law or regulation or require such consent;

(x)   any intent-to-use trademark application to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein;

(xi)  any Equity Interests in any Person that is not a Wholly-Owned Subsidiary of the Borrower to the extent not permitted by the terms of such Person’s organizational or joint venture documents;

(xii) any Voting Stock of any CFC or CFC Holdco in excess of 65% of the total voting power of all outstanding Voting Stock of such Subsidiary, it being understood that any Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (xii);

(xiii)  assets owned by any Pledgor on the Closing Date or hereafter acquired and any proceeds thereof as to which the Borrower reasonably determines (and the Collateral Agent agrees in writing (which may be by e-mail)) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(xiv) any lease, permit, license or other agreement permitted to be entered into under this Agreement, in each case, only to the extent and for so long as a grant of a security interest therein in favor of the Collateral Agent would violate or invalidate such lease, permit, license or agreement, cause the acceleration or the termination thereof or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries);

(xv)  any Qualified Receivables Assets;

(xvi) all locomotives, rail cars and rolling stock now or hereafter leased by the Loan Parties;

(xvii)  any right, title and interests in and to any ship, boat or other vessel;

(xviii)  the Loan Parties’ timber to be cut other than to the extent encumbered by any Mortgage; and

(xix) Specified Leased Properties excluded from the Collateral pursuant to clause (B) of the proviso to Section 8.1.17(a)(ii);

(xx)  Excluded Accounts described in clauses (i), (ii) and (iii) of the definition of “Excluded Accounts”; and

(xxi) Immaterial Real Property;

provided that (x) clauses (viii), (ix), (xi) and (xiv) shall be after giving effect to applicable provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law, and shall not include proceeds and receivables of assets described in such clauses, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding the prohibition described in such clause, (y) in no event shall any Undivided Interests or Permitted Other Undivided Interests owned by the Borrower or any of its Subsidiaries constitute Excluded Assets except (A) any Manufactured (Mobile) Home or Building excluded from the Collateral by operation of Section 8.1.17(b)(ii) or (iii) and (B) any Specified Leased Property that is excluded from the Collateral pursuant to clause (B) of the proviso to Section 8.1.17(a)(ii) and (z) Excluded Assets shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any assets referred to in any of the foregoing clauses (i) through (xx) unless such Proceeds (as defined in the UCC), substitutions or replacements would constitute assets expressly referred to in any such clause.

(c)        No actions shall be required to perfect security interests in locomotive, rail cars and rolling stock owned by the Loan Parties until the aggregate Fair Market Value of such assets exceeds $5,000,000.

(d)        No actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken (x) to create any security interests in assets located or titled outside of the U.S. or (y) to perfect or make enforceable any security interests in any assets (other than delivery of Equity Interests pursuant to Section 8.1.17(a)(i)) (it being understood that no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required).

(e)        No Loan Party shall effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Agents not less than 5 days’ prior written notice, or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith any Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

8.1.18      Title.

The Loan Parties shall comply with the requirements set forth on Schedule 8.1.18.

8.1.19      Maintenance of Permits.

The Borrower and the Restricted Subsidiaries shall maintain all Required Permits in full force and effect in accordance with their terms except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

8.1.20      Environmental Reports.

If an Event of Default caused by reason of a breach under Section 8.1.10 [Compliance with Laws] with respect to compliance with Environmental Laws shall have occurred and be continuing, at the reasonable request of the Collateral Agent, provide, in the case of the Borrower, to the Collateral Agent within 60 days after such request, at the expense of the Borrower, an environmental or mining site assessment or audit report for the properties, which are the subject of such breach prepared by an environmental or mining consulting firm reasonably acceptable to the Collateral Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or corrective action in connection with such properties and the estimated cost of curing any violation of or non-compliance with any Environmental Law.

8.1.21      Post-Closing Matters.

The Loan Parties will execute and deliver to the Administrative Agent and/or the Collateral Agent (as applicable) the documents and complete the tasks set forth on Schedule 8.1.21, within the time frames set forth therein, unless otherwise waived or extended by the Collateral Agent in its sole discretion.

8.2        Negative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties’ other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

8.2.1       Indebtedness.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, incur, assume or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Borrower will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Preferred Stock, except:

(a)        Indebtedness under the Loan Documents;

(b)        Indebtedness existing on the Closing Date and set forth on Schedule 8.2.1, and Refinancing Indebtedness of such Indebtedness;

(c)        Indebtedness owed by (i) a Loan Party to another Loan Party, (ii) a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party, (iii) a Restricted Subsidiary to a Loan Party and (iv) any Loan Party to a Restricted Subsidiary that is not a Loan Party; provided that (x) any Indebtedness pursuant to clause (iii) is permitted by Section 8.2.4(h) or (l) [Loans and Investments] and (y) any Indebtedness pursuant to clause (iv) is subordinated to the extent required by, and in accordance with, Section 8.1.12 [Subordination of Intercompany Loans];

(d)        Indebtedness not otherwise permitted under this Section 8.2.1 in an aggregate principal amount not to exceed $105,000,000 at any time outstanding; provided that such Indebtedness shall at all times comply with the Required Debt Terms;

(e)        Indebtedness represented by mortgage financings, purchase money obligations or other Indebtedness, in each case incurred for the purpose of financing all or any part of the price or cost of design, construction, installation, development, repair or improvement of plant, property or equipment used in the business of the Borrower or any Restricted Subsidiary, and Capital Lease Obligations, and Refinancing Indebtedness of any of the foregoing, in an aggregate amount, when taken together with the outstanding amount of all other Indebtedness or Refinancing Indebtedness incurred pursuant to this clause (e), not to exceed at any time outstanding under this clause (e) $5,000,000;

(f)        Indebtedness under Swap Agreements permitted under Section 8.2.12 [Swaps]; and

(g)        Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, reclamation, employment, surety and similar obligations and completion guarantees provided by or for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, and any Guaranties and letters of credit functioning as or supporting any of the foregoing in the ordinary course of business;

provided that in the case of clause (d), at the time of and after giving effect to the incurrence of any such Indebtedness, no Potential Default or Event of Default shall exist.

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in the clauses of the preceding paragraph, the Borrower shall, in its sole discretion, divide, classify or reclassify (or later divide, classify, redivide or reclassify) such item of Indebtedness in any manner that complies with this covenant (including splitting into multiple exceptions) and will only be required to include the amount and type of such Indebtedness in one of such clauses of the preceding paragraph.

The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof shall be included in the calculation of Consolidated Interest Expense of the Borrower as accrued to the extent required by the definition of such term.

8.2.2        Liens.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, at any time, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or assets of the Borrower or any Restricted Subsidiary, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3      Designation of Unrestricted Subsidiaries.

(a)        Except as otherwise provided in the definition of “Unrestricted Subsidiary,” the Board of Directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary (including any newly acquired or newly formed Restricted Subsidiary at or prior to the time it is so acquired or formed but excluding any Restricted Subsidiary that was previously an Unrestricted Subsidiary), or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Potential Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Covenants and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Specified Junior Obligations (unless it is substantially concurrently being designated as an Unrestricted Subsidiary under such Specified Junior Obligations). Any (x) designation of a Subsidiary as an Unrestricted Subsidiary or (y) redesignation as a Restricted Subsidiary will be evidenced to the Agents by delivering to each Agent a copy of a Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the requirements of this Section 8.2.3. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or such relevant Restricted Subsidiary’s (as applicable) investment therein, as determined in good faith by such Borrower or such relevant Restricted Subsidiary, and the Investment resulting from such designation must otherwise be permitted under Section 8.2.4 [Loans and Investments]. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

(b)        No Unrestricted Subsidiary shall:

(1)        have any Indebtedness other than Non-Recourse Debt;

(2)        except as permitted by Section 8.2.8 [Affiliate Transactions], be party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower;

(3)        be a Person with respect to which either the Borrower or any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; or

(4)        Guaranty or otherwise directly or indirectly provide credit support for any Indebtedness of the Borrower or any Restricted Subsidiary, except to the extent such Guaranty would be and is released upon such designation as an Unrestricted Subsidiary.

8.2.4        Loans and Investments.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, at any time, directly or indirectly, make or suffer to remain outstanding any Investment or become or remain liable for any Investments, except:

(a)        (i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and (ii) loans or advances to officers, directors or employees made in the ordinary course of business; provided that such loans and advances to all such officers, directors and employees do not exceed an aggregate amount of $5,000,000 outstanding at any time;

(b)        Temporary Cash Investments;

(c)        any transaction permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] (including any Permitted Acquisition);

(d)        such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

(e)        any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and described on Schedule 8.2.4, and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that any increase in the amount of any such Investment will be permitted only to the extent such increase is otherwise permitted under this Section 8.2.4 [Loans and Investments];

(f)        Investments (i) in any Loan Party or (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party;

(g)        any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;

(h)        other Investments in an aggregate amount not to exceed at any one time outstanding the greater of (i) $25,000,000 and (ii) 5.0% of CTA at such time;

(i)        Investments in the form of an increase in the ownership percentage of the Undivided Interests by the Loan Parties;

(j)        Investments in (i) the Pennsylvania Mining Complex in accordance with the ratable ownership of the Undivided Interests by the Loan Parties or (ii) the Specified Other Asset in accordance with the ratable ownership of the Permitted Other Undivided Interest therein by the Loan Parties; provided that, in the case of clauses (i) and (ii), such Undivided Interest and Permitted Other Undivided Interest (and any increase in the ownership percentage in such Undivided Interest and Permitted Other Undivided Interest) shall have been acquired in a Permitted Acquisition;

(k)        Investments in Unrestricted Subsidiaries; provided Investments pursuant to this clause (k) shall not exceed $10,000,000 in the aggregate at any time;

(l)        Investments in Joint Ventures; provided Investments pursuant to this clause (l) shall not exceed in the aggregate at any time the greater of (i) $10,000,000 and (ii) 2.0% of CTA at such time;

(m)        an Investment in receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(n)        Swap Agreements permitted under Section 8.2.12 [Swaps];

(o)        [reserved];

(p)        endorsements of negotiable instruments and documents in the ordinary course of business;

(q)        guarantees by the Borrower or a Restricted Subsidiary of performance of obligations incurred in the ordinary course of business (other than for payment of Indebtedness or letter of credit reimbursement obligations); provided guarantees pursuant to this clause (q) of such obligations of Persons that are not Loan Parties shall not exceed $10,000,000 in the aggregate at any time; and

(r)        any Investment made as a result of the receipt of Designated Non-Cash Consideration in an aggregate amount not to exceed the Threshold Amount at any one time outstanding;

provided that, in the case of clause (h), (i), (k) or (l), after giving effect to any such Investment, no Event of Default or Potential Default shall exist or shall result from any such Investment.

Notwithstanding anything to the contrary in any Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investments of the type referred to in Section 8.2.4(j) [Investments] other than pursuant to Section 8.2.6(b) [Liquidations, Mergers, Consolidations, Acquisitions].

8.2.5      Restricted Payments.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment, except:

(a)        [Reserved];

(b)        so long as no Event of Default exists or would be caused thereby, and only to the extent permitted by the Partnership Agreement, the Borrower may make distributions with respect to any fiscal quarter to the holders of its Equity Interests up to the amount of Available Cash with respect to such fiscal quarter;

(c)        payments of cash, dividends, distributions, advances or other Restricted Payments by the Borrower or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any such Person;

(d)        the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Borrower or any of the Restricted Subsidiaries held by any current or former officer, director or employee of the Borrower, any of the Restricted Subsidiaries or the General Partner (to the extent granted to such Person in respect of performance of services for the Borrower or any of the Restricted Subsidiaries) (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees), pursuant to the terms of any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate amount of such acquisitions or retirements (excluding amounts representing cancellation of Indebtedness) shall not exceed $2,000,000 in any calendar year (with any portion of such $2,000,000 amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount, provided that the amount carried forward shall not exceed $6,000,000 at any time); provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower after the Closing Date;

(e)        the Borrower and each of the Restricted Subsidiaries may purchase, redeem or otherwise acquire its Equity Interests or make other Restricted Payments with the net cash proceeds received by the Borrower from the substantially concurrent issuance and sale of common stock of the Borrower;

(f)        the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(g)        prepayment of any Specified Junior Obligations with other Indebtedness that satisfies the requirements of the definition of such Required Debt Terms and otherwise constitutes Refinancing Indebtedness with respect to such Specified Junior Obligations being so prepaid;

(h)        repurchases of Specified Junior Obligations to the extent that, in accordance with Required Debt Terms, such Specified Junior Obligations are permitted to have mandatory prepayment or offer to purchase events upon asset dispositions, at a purchase price not greater than 100% of the principal amount of such Specified Junior Obligations in the event of an asset disposition, plus accrued and unpaid interest thereon, to the extent required by the terms of such Specified Junior Obligations, but only if the Borrower has complied with and fully satisfied its obligations in accordance with Sections 5.6.3(b) [Mandatory Prepayments] and 8.2.7 [Dispositions]; and

(i)        any other Restricted Payments may be made in an amount not to exceed $5,000,000 in the aggregate per fiscal year.

8.2.6      Liquidations, Mergers, Consolidations, Acquisitions.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, effect a division or make any acquisition described in subclause (w), (x), (y) or (z) of clause (b) below (including by acquisition of the Equity Interests of another Person); provided that (subject to the last paragraph of Section 8.2.4 [Investments]):

(a)        (i) any Restricted Subsidiary may consolidate or merge into any other Restricted Subsidiary or acquire Equity Interests in any Restricted Subsidiary; provided that in the case of a consolidation or merger involving a Loan Party, a Loan Party is the surviving entity, (ii) any Restricted Subsidiary may consolidate or merge into the Borrower; provided that the Borrower is the surviving entity and (iii) any Restricted Subsidiary may effect a division; provided that in the event of any division of a Loan Party, both Persons resulting from such division shall be Loan Parties;

(b)        the Borrower or any Restricted Subsidiary may acquire whether by purchase or by merger or consolidation, (v) Equity Interests of another Person, (w) substantially all of the assets of another Person or the assets constituting a business or division of another Person, (x) the material assets of another Person, (y) assets consisting of the Pennsylvania Mining Complex (including any increase in the ownership percentage of Undivided Interests) or (z) any material portion of the Specified Other Asset, or Permitted Other Undivided Interests (including any increase in the ownership percentage of Permitted Other Undivided Interests) (each, a “Permitted Acquisition”); provided that each of the following requirements is met:

(i)    no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(ii)    after giving effect to such Permitted Acquisition, the amount of unused Commitments that could be drawn without breaching the Financial Covenants must be no less than the greater of (x) 10% of the aggregate Commitments at such time and (y) $40,000,000;

(iii)  the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenants;

(iv)  to the extent that the acquisition includes the acquisition of Equity Interests in any Person that is not a Loan Party or that does not become a Loan Party in connection with such acquisition, or of assets by any Restricted Subsidiary that is not a Loan Party, such acquisition shall be subject to Section 8.2.4 [Loans and Investments] (without giving effect to clause (c) thereof) and the aggregate Consideration attributable to such Equity Interests or assets shall count against availability under Section 8.2.4 [Loans and Investments] (other than clause (c) thereof); and

(v)    if the Consideration to be paid by the Restricted Subsidiaries for such Permitted Acquisition exceeds the Threshold Amount or is of the type referred to in clause (y) or (z) above, the Restricted Subsidiaries shall deliver to the Agents before or contemporaneously with such Permitted Acquisition: (1) a certificate of the Borrower in substantially the form of Exhibit 8.2.6 evidencing (x) compliance, on a Pro Forma Basis, with the Financial Covenants and (y) compliance with the applicable requirements of clauses (b)(i), (ii) and (iii) of this Section 8.2.6 and (2) to the extent reasonably requested by any Agent and not subject to confidentiality obligations owed to any Person other than CEI or any of its Subsidiaries, copies of any agreements entered into or proposed to be entered into by the Borrower or any Restricted Subsidiary in connection with such Permitted Acquisition and such other information about such Person or its assets, and any Agent may, to the extent it receives any such copies of agreements or information, provide such copies of agreements or information to the Lenders;

(c)        the Borrower or any Restricted Subsidiary may effect Dispositions permitted by Section 8.2.7 [Dispositions] and any liquidation, merger, consolidation or acquisition to effect such Disposition; provided that in the case of a consolidation or merger, the requirements of Section 8.2.6(a) are complied with, to the extent applicable; and

(d)        any Restricted Subsidiary that holds only de minimis assets and is not conducting any material business may dissolve.

8.2.7      Dispositions.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, make any Disposition, except:

(a)        any Disposition between or among the Borrower and the Restricted Subsidiaries; provided that in the case of a consolidation or merger, the requirements of Section 8.2.6(a) [Liquidations, Mergers, Consolidations, Acquisitions] are complied with, to the extent applicable;

(b)        any Disposition that constitutes a Restricted Payment permitted by Section 8.2.5 [Restricted Payments] or an Investment permitted by Section 8.2.4 [Loans and Investments];

(c)        an issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or to a Restricted Subsidiary;

(d)        the sale of extracted Coal, other mineral products or other inventory in the ordinary course of business;

(e)        any Disposition of Receivables to CEI or any of its Restricted Subsidiaries (as defined under the CEI Credit Agreement) in accordance with Section 8.2.8(o) [Affiliate Transactions];

(f)        any Disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property, including seismic data and interpretations thereof, that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries taken as whole);

(g)        the granting of licenses and sublicenses by the Borrower or any Restricted Subsidiary of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(h)        any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(i)        the granting of Permitted Liens and dispositions in connection with Permitted Liens;

(j)        the sale or other disposition of cash or Temporary Cash Investments or other financial instruments;

(k)        the early termination or unwinding of any Swap Agreement;

(l)        any Disposition; provided that (i) within 365 days following any such Disposition of assets that were the subject thereof are replaced by substitute, replacement or other assets of the type used in the business of the Borrower or any Restricted Subsidiary, and (ii) all such substitute assets are subject to the Collateral Agent’s Lien for the benefit of the Secured Parties to the extent such substitute assets are required to be part of the Collateral pursuant to this Agreement or the other Loan Documents; provided, further, that the fair market value of all assets Disposed of under this clause in any given fiscal year (other than transfers of property subject to a Casualty Event or condemnation proceeding) shall not exceed $60,000,000;

(m)        leases or subleases of subsurface interests in Real Property that are not part of the Pennsylvania Mining Complex and are in the reasonable judgment of the Borrower not economically practical for the Borrower or any of its Subsidiaries to mine or operate;

(n)        other Dispositions; provided that the fair market value of all assets Disposed of under this clause (n) in any given fiscal year (other than transfers of property subject to a Casualty Event or condemnation proceeding) shall not exceed the greater of (i) $10,000,000 and (ii) 2.0% of CTA as of the end of the preceding fiscal year; and

(o)        any Disposition that is not permitted by the other clauses of this Section 8.2.7 [Dispositions], which is approved by the Required Lenders;

provided that (I) in the case of clauses (e), (l) and (n), no Potential Default or Event of Default is then in existence or will result therefrom and (II) the Borrower shall not cause or permit any Disposition (x) of the Pennsylvania Mining Complex or the Specified Other Asset or (y) consisting of a reduction in the percentage ownership of the Undivided Interests or the Specified Other Undivided Interests, except, in each case, a Permitted Undivided Interests Sale.

8.2.8      Affiliate Transactions.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”) unless the terms thereof, taken as a whole, are not materially less favorable to the Borrower or such Restricted Subsidiary than those that could reasonably be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or, if in the good faith judgment of the Board of Directors of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or the relevant Restricted Subsidiary from a financial point of view.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of foregoing paragraph:

(a)        any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

(b)        any sale of Hydrocarbons or other mineral products to an Affiliate of the Borrower or the entering into or performance of Hydrocarbon Swap Agreements, contracts for exploring for, producing, gathering, marketing, processing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts entered into in the ordinary course of business which are fair to the Borrower and the Restricted Subsidiaries taken as a whole, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, as determined in good faith by the Borrower;

(c)        the sale or issuance to an Affiliate of the Borrower of Capital Stock of the Borrower that does not constitute Disqualified Stock, and the sale to an Affiliate of the Borrower of Indebtedness (including Disqualified Stock) of the Borrower in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

(d)        transactions between the Borrower or any Restricted Subsidiary with a Person that is an Affiliate of the Borrower (other than an Unrestricted Subsidiary of the Borrower) solely because of the ownership by the Borrower or any Restricted Subsidiary of Equity Interests in such Person (including the transaction pursuant to which the Borrower or any Restricted Subsidiary acquired such Equity Interests);

(e)        transactions between the Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of the Borrower and such director is the sole cause for such Person to be deemed an Affiliate of the Borrower or such Restricted Subsidiary; provided that such director shall abstain from voting as a director of the Borrower on any matter involving such other Person;

(f)        the payment of reasonable fees to and reimbursements of expenses (including travel and entertainment expenses and similar expenditures in the ordinary course of business) of employees, officers, directors or consultants of the Borrower or any of its Subsidiaries;

(g)        transactions between or among the Borrower and the Restricted Subsidiaries;

(h)        payments that are permitted under Section 8.2.5 [Restricted Payments];

(i)        payments required under any Material Contract;

(j)        transactions effected, and payments made, in accordance with the terms of any agreement to which the Borrower or any Restricted Subsidiary is a party as of the Closing Date and described on Schedule 8.2.8 and any amendments, modifications, supplements, extensions, renewals or replacements thereof so long as such amendments, modifications, supplements, extensions, renewals or replacements could not reasonably be expected to result in a Material Adverse Change, as determined in good faith by the Borrower; provided, that any failure of the Borrower or any Restricted Subsidiary to comply with this Section 8.2.8(j) shall not be a breach of this Section 8.2.8(j) (and shall not ripen into an Event of Default under Section 9.1.4) to the extent such failure to comply is attributable to any action or inaction of any CEI Entity;

(k)        any transaction in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Agents a letter from an accounting, appraisal or investment banking firm of national standing (or otherwise reasonably acceptable to each Agent) stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of the preceding paragraph;

(l)        loans or advances to employees, officers or directors in the ordinary course of business and approved by the Borrower’s Board of Directors in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time;

(m)        transactions that have received “Special Approval” by the “Conflicts Committee” (as each term is defined in the Partnership Agreement);

(n)        pledges by the Borrower or any Restricted Subsidiary of (or any Guaranty by the Borrower or any Restricted Subsidiary limited in recourse solely to) Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Borrower’s Unrestricted Subsidiaries;

(o)        the sale, contribution, conveyance or other transfer of or granting of a security interest in Qualified Receivables Assets by the Borrower or any of its Subsidiaries to CEI or one of its Restricted Subsidiaries (as defined under the CEI Credit Agreement) in connection with a Qualified Receivables Transaction on terms that are customary for asset securitization or factoring transactions involving Receivables; and

(p)        the consummation of the Transactions and the payment of fees and expenses in connection therewith.

8.2.9      Change in Business.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

8.2.10      Fiscal Year.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.11      Amendments to Certain Documents.

(a)        The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, amend its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in a manner that could reasonably be expected to result in a Material Adverse Change. The Borrower shall not, through merger or otherwise, reincorporate under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

(b)        The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, amend or modify or grant any waiver or release under any Material Contract, if such amendment, modification, waiver or release affects the assignability of any such contract or agreement in a manner that would have a material and adverse effect on the rights of the Secured Parties in the Collateral (including in such agreement as Collateral) or could reasonably be expected to result in a Material Adverse Change; provided that amendments, waivers and consents under multiple Material Contracts entered into substantially contemporaneously shall be viewed taken as a whole.

(c)        Any failure of the Borrower or any Restricted Subsidiary to comply with this Section 8.2.11 [Amendments to Certain Documents] shall not be a breach of this Section 8.2.11 (and shall not ripen into an Event of Default under Section 9.1.4) to the extent such failure to comply is attributable to any action or inaction of any CEI Entity.

8.2.12      Swaps.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into any Swap Agreement, other than those entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

8.2.13      Financial Covenants.

(a)        Maximum First Lien Gross Leverage Ratio. Commencing with the fiscal quarter ending December 31, 2017, the Borrower shall not permit the First Lien Gross Leverage Ratio, calculated as of the last day of each fiscal quarter of the Borrower, to be greater than 2.75 to 1.00.

(b)        Maximum Total Net Leverage Ratio. Commencing with the fiscal quarter ending December 31, 2017, the Borrower shall not permit the Total Net Leverage Ratio, calculated as of the last day of each fiscal quarter of the Borrower, to be greater than 3.25 to 1.00.

8.2.14    Restrictions on Distributions from Restricted Subsidiaries.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)        pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Borrower or any Restricted Subsidiary (provided that (x) the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions shall not be deemed to be a restriction on the ability to pay dividends or make other distributions on its Capital Stock for purposes of this covenant and (y) the subordination of Indebtedness owed to the Borrower or any Restricted Subsidiary to other Indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay Indebtedness);

(2)        make any loans or advances to the Borrower or a Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness incurred by the Borrower or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)        sell, lease or transfer any of its property or assets to the Borrower or a Restricted Subsidiary.

The foregoing restrictions of this Section 8.2.14 [Restrictions on Distributions from Restricted Subsidiaries] will not apply to encumbrances or restrictions existing under or by reason of:

(a)        any encumbrance or restriction in any agreement in effect on the Closing Date and set forth on Schedule 8.2.14;

(b)        any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower or became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower) and outstanding on such date;

(c)        any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements, as determined in good faith by the Borrower;

(d)        (i) customary non-assignment provisions in any contract, license, lease or sale or exchange agreement and (ii) cash, other deposits, or net worth or similar requirements, in each case,

imposed by suppliers, customers or lessors under contracts or leases, in the case of each of clauses (i) and (ii), entered into in the ordinary course of business;

(e)        in the case of clause (3) of the preceding paragraph, restrictions contained in Capital Lease Obligations, purchase money obligations, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

(f)        any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(g)        [reserved];

(h)        Liens otherwise permitted to be incurred under the provisions of Section 8.2.2 [Liens] that limit the right of the debtor to Dispose of the assets subject to such Liens;

(i) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including, without limitation, agreements entered into in connection with an Investment) entered into with the approval of the Borrower’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(j)        encumbrances or restrictions applicable only to a Foreign Subsidiary;

(k)        Swap Agreements permitted under Section 8.2.12 [Swaps];

(l)        any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary; and

(m)        any encumbrances or restrictions imposed by any amendments of the contracts, instruments or obligations referred to in clauses (a) through (l) of this paragraph; provided that such amendments are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing, as determined in good faith by the Borrower.

8.2.15      Negative Pledge Agreements.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Loan Document) that limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person (other than property specifically excluded from the Collateral requirements pursuant to Section 8.1.17(b) [Collateral]) for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to each of the following Contractual Requirements that:

(a)        (i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 8.2.15) are listed on Schedule 8.2.15 and (ii) to the extent Contractual Requirements permitted by subclause (i) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Refinancing Indebtedness of such Indebtedness or obligation so long as such Refinancing Indebtedness does not expand the scope of such Contractual Requirement;

(b)        are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(c)        arise pursuant to agreements entered into with respect to any Disposition permitted by Section 8.2.7 [Dispositions] and applicable solely to assets under such Disposition;

(d)        are customary provisions in joint venture agreements and other similar agreements permitted by Section 8.2.4 [Loans and Investments] and applicable to the joint ventures owned by the Borrower or any Restricted Subsidiary;

(e)        are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.2.1 [Indebtedness], but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(f)        are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(g)        [reserved];

(h)        are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(i)        are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(j)        restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(k)        are imposed by requirements of Law;

(l)        customary net worth provisions contained in real property leases entered into by any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Restricted Subsidiaries to meet their ongoing obligation;

(m)        are customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien that does not secure Indebtedness for borrowed money and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 8.2.15;

(n)        are restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 8.2.1 [Indebtedness] or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in the Loan Documents as determined by the Borrower in good faith and do not restrict Liens on the Collateral to secure the Obligations;

(o)        are restrictions regarding licenses or sublicenses by the Borrower and the Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);

(p)        are encumbrances or restrictions contained in an agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated; and

(q)        are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s Board of Directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

8.3        Reporting Requirements.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties’ other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agents, the CEI Agents and each of the Lenders:

8.3.1        Quarterly Financial Statements.

As soon as available and in any event within 45 calendar days after the end of each of the first three fiscal quarters in each fiscal year (commencing with the fiscal quarter ending March 31, 2018), (i) financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of operations, partners’ capital and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Borrower (or the General Partner) as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year and (ii) a management’s discussion and analysis of financial condition and results of operations for each period for which financial statements are delivered pursuant to clause (i) above.

8.3.2        Annual Financial Statements.

As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2017), (i) financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of operations, partners’ capital and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the CEI Agents and (ii) a management’s discussion and analysis of financial condition and results of operations for each fiscal year for which financial statements are delivered pursuant to clause (i) above. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) or explanation statement as to “going concern” or similar matter or the scope of such audit, in each case, other than any “going concern” qualification or explanation resulting solely from a maturity scheduled to occur within twelve months of such audit of any Class of Loans or Commitments hereunder.

8.3.3        SEC Website.

Reports or other information required to be delivered pursuant to Section 8.3.1 [Quarterly Financial Statements], Section 8.3.2 [Annual Financial Statements] and Sections 8.3.7(b) and (c) [Budgets, Forecasts, Other Reports and Information] shall be deemed to have been delivered on the date on which such report or other information is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting and delivery requirements of Sections 8.3.1 [Quarterly Financial Statements], 8.3.2 [Annual Financial Statements] and 8.3.7(b) and (c) [Budgets, Forecasts, Other Reports and Information].

8.3.4        Certificate of the Borrower.

On the date that the financial statements of the Borrower furnished to the Agents, the CEI Agents and to the Lenders pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] are required to be furnished, a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notice of Default], (i) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (ii) containing calculations in reasonable detail to demonstrate compliance as of the date of such financial statements with the Financial Covenants (iii) in the case of a Compliance Certificate delivered with respect to any fiscal year, identifying and setting forth the assets and Consolidated Net Income attributable to each Immaterial Subsidiary and (iv) describing the commodity Swap Agreements in place to which any Loan Party is a party and confirming that all such Swap Agreements are Swap Agreements that the Loan Parties are permitted to enter under Section 8.2.12 [Swaps].

8.3.5        Notice of Default.

Promptly after any Responsible Officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action that the Borrower proposes to take with respect thereto.

8.3.6        Certain Events.

Written notice to the Agents, for provision to the Lenders:

(a)        within five (5) Business Days of the occurrence thereof, upon any amendment, modification or waiver to any Loan Document;

(b)        promptly after any Responsible Officer of the Borrower has learned of the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any of its Subsidiaries (that would reasonably be expected to result in a liability against such Person) (i) relating to the Collateral involving a claim or series of claims in excess of the Threshold Amount or (ii) which if adversely determined would constitute a Material Adverse Change;

(c)        promptly after any Responsible Officer of the Borrower has knowledge thereof, any event which could reasonably be expected to result in a Material Adverse Change;

(d)        promptly after any Responsible Officer of the Borrower has knowledge thereof, any material breach under any Material Contract or any Specified Junior Obligations;

(e)        promptly after any Loan Party incurs obligations or liabilities that are due and payable arising in connection with or as a result of the early or premature termination of Swap Agreements (whether or not occurring as a result of a default thereunder), which would exceed the Threshold Amount in the aggregate;

(f)        within five (5) Business Days after any Responsible Officer of the Borrower has knowledge thereof, of the occurrence of any ERISA Event that would reasonably be expected to constitute a Material Adverse Change; and

(g)        any change in the information provided in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

8.3.7        Budgets, Forecasts, Other Reports and Information.

Delivery to the Agents and the CEI Agents, for provision to the Lenders:

(a)        Concurrently with or prior to the delivery of financial statements pursuant to Section 8.3.2 [Annual Financial Statements] for any fiscal year, the budget for the succeeding fiscal year;

(b)        Any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders;

(c)        Regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or any of its Subsidiaries with the SEC;

(d)        Simultaneously with each delivery of financial statements referred to in Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e)        Simultaneously with each delivery of financial statements referred to in Section 8.3.2 [Annual Financial Statements], a certificate of an Authorized Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(f)        Promptly upon their becoming available to the Borrower, a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body to the extent it could reasonably be expected to result in a Material Adverse Change; and

(g)        Promptly upon request, such other reports and information as any of the Lenders, an Agent or any CEI Agent may from time to time reasonably request, including (i) five year projections of the Borrower and (ii) information and documentation for purposes of compliance with the applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws.

9. DEFAULT

9.1        Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1      Payments Under Loan Documents.

(a)        The Borrower shall fail to make any payment of principal on any Loan when due;

(b)        The Borrower shall fail to pay any interest on any Loan within three (3) Business Days after such interest becomes due in accordance with the terms hereof; or

(c)        The Borrower shall fail to pay any other amount owing hereunder (specifically excluding amounts that are addressed in subparagraphs (a) and (b) above) or under the other Loan Documents within three (3) Business Days after the time period specified herein or therein and, if no time period is specified, then within ten (10) Business Days after a demand or notice has been provided to the Borrower requesting payment of such amount;

9.1.2      Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or incorrect in any material respect as of the time it was made or furnished;

9.1.3      Breach of Certain Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.1 [Preservation of Existence, Etc.] (with respect to the legal existence of the Borrower only), Section 8.1.6 [Visitation Rights], Section 8.1.11 [Use of Proceeds], Section 8.1.13 [Anti-Terrorism Laws; Anti-Corruption Laws], Section 8.2 [Negative Covenants] or Section 8.3.5 [Notice of Default];

9.1.4      Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant, condition or provision hereof or of any other Loan Document that is not covered by any other subsection of this Section 9.1, and such default shall continue unremedied for a period of 30 days after any Responsible Officer of any Loan Party becomes aware of the occurrence thereof;

9.1.5      Defaults in Other Agreements or Indebtedness.

A breach, default or event of default shall occur at any time under the terms of any agreement (other than any Loan Document and, for the avoidance of doubt, any CEI Credit Document) involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any Restricted Subsidiary for all such Indebtedness may be obligated as a borrower or guarantor in excess of the Threshold Amount in the aggregate for such Indebtedness, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness or the termination of any commitment to lend in excess of the Threshold Amount in the aggregate for all such Indebtedness and commitments;

9.1.6      Final Judgments or Orders.

Any final judgments, awards or orders not covered by insurance for the payment of money in excess of the Threshold Amount in the aggregate shall be entered against the Borrower or any Restricted Subsidiary by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;

9.1.7      Loan Document Unenforceable.

(a) Any of the Loan Documents to which any Loan Party is a party (i) shall cease to be a legal, valid and binding agreement enforceable against such Person executing the same or such Person’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall cease to be in full force and effect (in either case except by operation of its terms), or (ii) shall be contested or challenged by any Loan Party or any agent thereof or (iii) cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby on assets with an aggregate value (for all assets as to which an event described in this clause (iii) or the clause (b) below has occurred and is continuing) in excess of the Threshold Amount (except by operation of its terms) or (b) any security interest and Lien purported to be created by any Security Document on assets with an aggregate value (for all assets as to which an event described in this clause (b) or the clause (a)(iii) above has occurred and is continuing) in excess of the Threshold Amount shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (except as otherwise expressly provided in such Security Document);

9.1.8      Inability to Pay Debts.

(i) The Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any substantial part of the property of any such Person with an aggregate value (for all property described in this clause (ii)) in excess of the Threshold Amount and is not released, vacated, stayed, dismissed or fully bonded within 60 days after its issue or levy;

9.1.9      ERISA.

The occurrence of any of the following events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change: (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

9.1.10      Change of Control.

A Change of Control shall occur;

9.1.11      Operating Agreement.

A Loan Party shall not be the “Operator” under the Operating Agreement;

9.1.12      Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Restricted Subsidiary for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

9.1.13      Voluntary Proceedings.

The Borrower or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing; or

9.1.14      Material Contracts.

Any termination of any Material Contract shall occur that could reasonably be expected to result in a Material Adverse Change; provided that no Event of Default shall exist with respect to the termination of such Material Contract (a) other than the Operating Agreement and the Partnership Agreement, (i) for the 90 days after such termination so long as the Borrower is using commercially reasonable efforts to replace such Material Contract or (ii) if such Material Contract is replaced within 90 days after such termination with a Material Contract that is not materially less favorable (taken as a whole) to the Borrower and its Restricted Subsidiaries than the Material Contract that was terminated, or (b) to the extent such termination is attributable to any action or inaction of any CEI Entity.

9.2        Consequences of Event of Default.

9.2.1        Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default (other than under Section 9.1.12 [Involuntary Proceedings] or 9.1.13 [Voluntary Proceedings]) shall occur and be continuing, either Agent may, and upon the request of the Required Lenders, shall, (i) terminate all obligations on the part of the Lenders to make Loans and (ii)

by written notice to the Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Obligations (other than Obligations under Specified Swap Agreements and Other Lender Provided Financial Service Products) to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of the Persons entitled thereto without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

9.2.2      Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.12 [Involuntary Proceedings] or Section 9.1.13 [Voluntary Proceedings] shall occur, no further obligation shall exist on the Lenders to make any Loans, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Obligations (other than Obligations under Specified Swap Agreements and Other Lender Provided Financial Service Products) shall be immediately due and payable, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

9.2.3      Set-off.

If an Event of Default shall occur and be continuing, any Secured Party to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document and any branch, Subsidiary or Affiliate of such Secured Party anywhere in the world shall have the right (to the extent permitted by applicable Law), in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Secured Party or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts or funds not otherwise beneficially owned by the Borrower or such other Loan Party) with such Secured Party or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Secured Party shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Secured Party.

9.2.4      Application of Proceeds.

From and after the date on which any Agent has taken any action pursuant to this Section 9.2 [Consequences of Event of Default] and until all Obligations of the Loan Parties have been Paid in Full, any and all proceeds received by any Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by any Agent, shall be applied as follows:

(a)        First, to payment of that portion of the Obligations constituting fees, indemnities, out-of-pocket expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the any Agent) payable to such Agent in its capacity as such;

(b)        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c)        Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)        Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Specified Swap Agreements and Other Lender Provided Financial Service Products, ratably among the Lenders and the providers of Specified Swap Agreements and Other Lender Provided Financial Service Products in proportion to the respective amounts described in this clause (d) held by them; and

(e)        Last, the balance, if any, after all of the Obligations have been indefeasibly Paid in Full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, (a) amounts received from the Borrower or any Guarantor that is not a Qualified ECP Loan Party shall not be applied to the Obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), the Administrative Agents shall make such adjustments as they determine are appropriate to distributions pursuant to clause Fourth above from amounts received from a Qualified ECP Loan Party to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause Fourth above) and (b) Obligations arising under Specified Swap Agreements and Other Lender Provided Financial Service Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the counterparty to such Specified Swap Agreement or Other Lender Provided Financial Service Product, as the case may be. Each counterparty to a Specified Swap Agreements and Other Lender Provided Financial Service Products not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agents pursuant to the terms of Section 10 [The Agents] hereof for itself and its Affiliates as if a “Lender” party hereto.

9.2.5      Collateral Agent

All Liens granted as security for the Obligations under the Security Documents and any other Loan Document shall secure the Obligations ratably and on a pari passu basis in favor of the Collateral Agent for the benefit of the Secured Parties. No Indemnitee or provider of a Specified Swap Agreement or Other Lender Provided Financial Service Product (except in its capacity as a Lender hereunder (to the extent that this Agreement or any other Loan Document empowers the Lenders to direct the Administrative Agent)) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.

9.2.6      Other Rights and Remedies.

In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including each Mortgage), the Administrative Agent and the Collateral Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by Law. The Administrative Agent and the Collateral Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

9.3        Notice of Sale.

Any notice required to be given by the Collateral Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Collateral Agent, if given to the Borrower at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

10.  THE AGENTS

10.1      Appointment and Authority.

Each Lender hereby irrevocably designates, appoints and authorizes the Initial Lender to act as Administrative Agent, and each Secured Party hereby irrevocably designates, appoints and authorizes PNC Bank, National Association to act as Collateral Agent for such Secured Party under the Loan Documents, and to execute and deliver or accept on behalf of each of the Secured Parties the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent and the Collateral Agent or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. The Initial Lender agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in the Loan Documents, and PNC Bank, National Association agrees to act as the Collateral Agent on behalf of the Lenders to the extent provided in the Loan Documents. The provisions of this Section 10 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except as set forth in Section 10.6 [Resignation of Agents] or Section 10.10 [Authorization to Release Collateral and Guarantors].

10.2      Rights as a Lender.

Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as an Agent hereunder in its individual capacity. Such Persons and their respective Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Persons were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.3      Exculpatory Provisions.

The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise as directed in writing by the Required Lenders

(or such other number or percentage of the Lenders as shall such Agent in good faith believe is provided for herein or in the other Loan Documents); provided that each Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law;

(c)        shall be entitled to seek the direction or confirmation from the Required Lenders (or other applicable group of Lenders, or in the case of the Collateral Agent, if the Collateral Agent in good faith determines that it is necessary or desirable to consult with any group of CEI Lenders, such group of CEI Lenders) before taking any action under the Loan Documents; and

(d)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its respective Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or group of CEI Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, in accordance with, and under the circumstances as provided in, Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to such Agent by the Borrower or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the validity, priority, perfection or continued perfection of any security interest (or purported security interest) in the Collateral or (vi) the satisfaction of any condition set forth in Section 7 [Conditions of Lending] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

10.4      Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, such Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5      Delegation of Duties.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent of the Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent or sub-agent of the Collateral Agent, as the case may be.

10.6      Resignation of Agents.

The Collateral Agent may at any time give notice of its resignation to the Lenders, the Administrative Agent and the Borrower. Upon receipt of any such notice of resignation, the Collateral Agent shall have the right to appoint a successor that is (i) one of the Lead Arrangers or Bookrunners (each as defined in the CEI Credit Agreement) under the CEI Credit Agreement as of the Amendment No. 1 Effective Date, (ii) the Person serving as the Administrative Agent or (iii) any other Person that is approved by the Borrower in its sole discretion; provided such approval by the Borrower shall not be required following a Replacement Exercise of Remedies. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.6). The fees payable by the Borrower to a successor Collateral Agent (unless the successor is the Initial Lender or any of its Affiliates) shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Except with the consent of the Collateral Agent (which the Collateral Agent may withhold at its sole discretion) and, except following a Replacement Exercise of Remedies, the Borrower (which the Borrower may withhold in its sole discretion), the Administrative Agent may not resign or retire. To the extent any such resignation or retirement occurs with the consent of the Collateral Agent (and, prior to a Replacement Exercise of Remedies, the Borrower) referred to in the immediately preceding sentence, the procedures for the resignation, retirement and replacement of the Administrative Agent shall be satisfactory in all respects to the Collateral Agent and, except following a Replacement Exercise of Remedies, the Borrower. Any Person that succeeds to or replaces the Administrative Agent shall be satisfactory to the Collateral Agent in its sole discretion and, except following a Replacement Exercise of Remedies, the Borrower in its sole discretion.

10.7      Non-Reliance on Collateral Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8      Collateral Agent Role.

The Loan Parties and the Secured Parties hereby acknowledge that PNC is acting as collateral agent, an administrative agent, a letter of credit issuer and a lender under the CEI Credit Documents and may act as an agent or lender under other financing agreements of the Borrower, any Affiliate of Borrower or CEI or one or more of its Affiliates, and expressly consent to PNC acting in any such capacity, including any action or inaction in its capacity as Collateral Agent hereunder that it determines to be in furtherance of, or not contrary to, the interests of the CEI Secured Parties. The Loan Parties and the Secured Parties hereby waive any conflict of interest that may arise out of PNC acting in such capacity, and make the agreements and acknowledgements set forth in Section 11.13 [No Fiduciary Duty] with respect to PNC’s acting in such capacity mutatis mutandis. The Loan Parties and the Secured Parties shall not claim, or support any Person in claiming, any conflict of interest or invalidity of (i) the exercise by the Collateral Agent or the CEI Collateral Agent of its rights or remedies under the Loan Documents or the CEI Credit Documents and (ii) any other duty, obligation or right of the Collateral Agent or the CEI Collateral Agent. The Loan Parties and the Secured Parties agree not to contest, or challenge or support any other Person in contesting or challenging, the acknowledgements, consents, waivers and agreements under this paragraph for any reason.

10.9      Collateral Agent’s Fee.

The Borrower shall pay to the Collateral Agent a nonrefundable fee (the “Collateral Agent’s Fee”) under the terms of a letter (the “Collateral Agent’s Letter”) between the Borrower and the Collateral Agent, as amended from time to time.

10.10    Authorization to Release Collateral and Guarantors.

Each Secured Party expressly agrees that, upon the written request of the Borrower (accompanied by such certificates and other documentation as the applicable Agent may reasonably request), the applicable Agent shall, so long as no Event of Default would exist after giving effect thereto:

(a)        in the case of the Administrative Agent, with the consent of the Collateral Agent (such consent not to be withheld if such release is authorized hereunder), release any Person from the Guaranty Agreement if such Person ceases to be a Subsidiary of the Borrower or becomes an Excluded Subsidiary, in either case, pursuant to a transaction permitted by the Loan Documents; and

(b)        in the case of the Collateral Agent (i) execute any document in a form reasonably satisfactory to it, evidencing the release of any asset from the Lien of the Security Document upon the Disposition (other than any lease) of such asset permitted by the Loan Documents (other than a Disposition to a Loan Party) and (ii) enter into any subordination agreement, non-disturbance agreement or grant of an option with respect to assets, in each case, in a form reasonably satisfactory to the Collateral Agent, in connection with any easements, permits, licenses, rights of way, options, surface leases or other surface rights or interests permitted by the Loan Documents to be granted or a Disposition permitted by the Loan Documents.

The Borrower shall deliver to the Administrative Agent or the Collateral Agent, as applicable, such certificates and other documentation as such Agent(s) may reasonably request to evidence compliance with the applicable provisions of the Loan Documents.

10.11     No Reliance on Collateral Agent’s Customer Identification Program.

 Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates or assignees, may rely on the Collateral Agent to carry out such Lender’s, Affiliate’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their respective Affiliates or their respective agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12     Withholding Tax.

 To the extent required by any applicable Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.8 [Taxes], each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Official Body as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.12 [Withholding Tax]. The agreements in this Section 10.12 [Withholding Tax] shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

10.13     Certain ERISA Matters.

(a)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between each Agent, in its sole discretion, and such Lender.

(b)    In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)    none of any Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to any Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)         Each Agent informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

11.  MISCELLANEOUS

11.1       Modifications, Amendments or Waivers.

11.1.1     Required Consents.

With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder; provided that no consent of any Lender is required for actions authorized by Section 10.10 [Authorization to Release Collateral and Guarantors]. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided that no such agreement, waiver or consent may be made which will:

(a)        increase the amount of the Commitment of any Lender hereunder without the consent of such Lender;

(b)        whether or not any Loans are outstanding, extend the Maturity Date or the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, changes to Section 8.2.13 [Financial Covenants] or the definitions used therein or the application (or waiver of application) of any rate increase described in Section 4.2 [Interest After Default] shall not constitute a postponement of any date scheduled for the payment of principal or interest or a reduction of principal, interest or fees);

(c)        except as otherwise provided in this Agreement, without the written consent of all the Lenders and the Collateral Agent, release all or substantially all of the Guarantors (as measured by fair market value of their assets) from their Obligations under the Guaranty Agreement;

(d)        except as otherwise provided in this Agreement, without the written consent of all the Lenders and the Collateral Agent, release all or substantially all of the Collateral; or

(e)         amend Section 2.4 [Voluntary Commitment Reduction] with respect to the provision regarding ratable reduction of Commitments, Section 5.2 [Pro Rata Treatment of Lenders], Section 5.3 [Sharing of Payments by Lenders] or Section 9.2.4 [Application of Proceeds] or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders or the definition of “Ratable Share”, in each case without the consent of all of the Lenders and the Collateral Agent;

(f)        amend this Section 11.1 [Modifications, Amendments or Waivers] in a manner that would reduce the voting rights of any Lender without consent of such affected Lender.

11.1.2         Certain Amendments.

Notwithstanding Section 11.1.1(a) [Required Consents] or any other provision in any Loan Document to the contrary, the Borrower, the Agents, on behalf of the Lenders and without any consent or action by any Lender, may amend, modify, supplement or restate in whole or in part any of the Loan Documents from time to time or consent to such action by the Collateral Agent to (i) cure any defect or error, (ii) comply with any provision hereunder or under any other Loan Document, (iii) add Guarantors of the Obligations, (iv) add property or other assets as Collateral, (v) add covenants of the Borrower or the other Loan Parties for the benefit of the Lenders or to surrender any right or power herein conferred upon the Borrower or any of the other Loan Parties, (vi) approve of any correction or update to any Schedule hereto or to any other Loan Document to the extent such Schedule is being corrected in any manner that is not material or is being updated to reflect the consummation of any transaction or exercise of any rights of the Loan Parties permitted hereunder for which no consent is required or for which the required consent has been received, (vii) release from perfection any Lien created by any Loan Document that is no longer required by the terms hereof or such Loan Document to be perfected, (viii) share Collateral on a pro rata basis with any counterparty to a Specified Swap Agreement described in clause (b) of the definition of “Specified Swap Agreement” or (ix) if the Loans or Commitments hereunder are ever held or are anticipated to be held by multiple Lenders at one time, make such technical changes as are necessary to facilitate such holding by multiple Lenders. Furthermore, notwithstanding anything contained in any Loan Document, the Collateral Agent’s Letter may only be amended, waived, consented to or otherwise modified with the consent of each of the Collateral Agent and the Borrower, and no other Person shall be required to or have the right to consent to any such amendment, waiver, consent or modification of the Collateral Agent’s Letter.

11.1.3         Amendments Affecting the Agents, Etc.

No agreement, waiver or consent which would modify the interests, rights or obligations of any Agent, any CEI Agent or the CEI Lenders hereunder may be made without the written consent of such Agent, such CEI Agent or the Required Lenders (as defined under the CEI Credit Agreement), as applicable; provided that in the case of any CEI Agent or the Required Lenders (as defined under the CEI Credit Agreement), such consent shall not be unreasonably withheld, conditioned or delayed.

11.2       No Implied Waivers; Cumulative Remedies.

No course of dealing and no delay or failure of any Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of each Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3    Expenses; Indemnity; Damage Waiver.

11.3.1        Costs and Expenses.

The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel and land professionals for any Agent), and shall pay all reasonable fees in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for any Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3 [Expenses; Indemnity; Damage Waiver], or (B) in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iv) all reasonable out-of-pocket expenses of any Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2         Indemnification by the Borrower.

The Borrower shall indemnify each Agent (and any sub-agent thereof), each CEI Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable out-of-pocket related expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party or any Subsidiary of the Borrower arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of this Agreement, any other Loan Document, any of the Transactions (other than as described in clause (1) of the definition thereof) or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the Loan Parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any breach of representations, warranties or covenants of any Loan Party under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that the Borrower shall not be liable for any portion of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements with respect to an Indemnitee (A) if the same is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or (B) results from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent or any similar role under this Agreement and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates). The Indemnitees will attempt to minimize the fees and expenses of legal counsel for the Indemnitees which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Indemnitees if appropriate under the circumstances. This Section 11.3.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For the avoidance of doubt, the Borrower’s indemnifications obligations in respect of CEI are limited to CEI in its capacity as Administrative Agent or Lender hereunder.

11.3.3         Reimbursement by Lenders.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 2.9.8 [Indemnity], Section 11.3.1 [Costs and Expenses] or Section 11.3.2 [Indemnification by the Borrower] to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity.

11.3.4         Waiver of Consequential Damages, Etc.

No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found to be a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of such Indemnitee, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages (as opposed to direct or actual damages) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Loan Parties pursuant to Section 11.3.2 [Indemnification by the Borrower].

11.3.5         Payments.

All amounts due under this Section 11.3 [Expenses; Indemnity; Damage Waiver] shall be payable not later than ten (10) days after demand therefor.

11.4    Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5    Notices; Effectiveness; Electronic Communication.

11.5.1        Notices Generally.

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 11.5.1.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2        Electronic Communications.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent and the CEI Agents; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Collateral Agent and the CEI Agents that it is incapable of receiving notices under such Article by electronic communication and the Collateral Agent and the CEI Agents shall have notified the Borrower of the same. Each Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Collateral Agent and the CEI Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3        Change of Address, Etc.

Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6    Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7    Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 2.9.8 [Indemnity], Section 2.9.10 [Cash Collateral Prior to the Maturity Date], Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive payment in full of all principal and interest under the Notes and the termination of the Commitments. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8    Successors and Assigns.

11.8.1        Successors and Assigns Generally.

Subject to Section 11.8.4(b) [Collateral Assignment], the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders] (and any other attempted assignment or transfer by any party hereto shall be null and void). Subject to Section 11.8.4(b) [Collateral Assignment], nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the CEI Agents, the CEI Lenders and the Related Parties of each of the Agents and the Lenders, and as set forth in Section 11.12 [Certain Collateral Matters]) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

11.8.2        Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a)        Minimum Amounts.

(i)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(ii)     in any case not described in clause (a)(i) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of such Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(c)    Required Consents. No consent shall be required for any assignment except for the following consents:

(i)    the consent (which consent shall not be unreasonably withheld or delayed) of the Administrative Agent;

(ii)    the consent (which consent may be withheld in its sole discretion) of the Collateral Agent; and

(iii)    the consent (which consent may be withheld in its sole discretion) of the Borrower, except following a Replacement Exercise of Remedies; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agents within five (5) Business Days after having received notice thereof.

(d)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to each Agent an Assignment and Assumption Agreement and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(e)    Prohibited Assignments. No such assignment shall be made to (i) the Borrower or any of the Borrower’s Subsidiaries or (ii) any natural person.

(f)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.7 [Increased Costs], and Section 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.

11.8.3        Register.

The Administrative Agent shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Administrative Agent shall provide a copy of the Register to the Collateral Agent and each CEI Agent upon request. The Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

11.8.4        Collateral Assignment.

(a)        Unless otherwise agreed to by the CEI Collateral Agent (in its sole discretion), no Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to any Person other than the CEI Collateral Agent.

(b)        The Loan Parties (i) consent in all respects to the collateral assignment under the CEI Credit Documents and the CEI Second Lien Notes of all of the Lenders’ right, title and interest in, to and under the Loan Documents, and will execute all such documentation reasonably requested by the CEI Collateral Agent or the collateral trustee for the CEI Second Lien Notes to evidence such pledge and collateral assignment, (ii) agree that each CEI Secured Party is an express third party beneficiary under each provision of each Loan Document to the extent such CEI Secured Party or the Collateral Agent is referred to or specified in such provision of such Loan Document, (iii) acknowledge the right of the CEI Collateral Agent or its designee(s) or assignee(s), in the exercise of the CEI Collateral Agent’s rights and remedies under the CEI Credit Documents, to make all demands, give all notices, take all actions and exercise all rights of the Secured Parties under the Loan Documents (the “Assigned Interests”) and (iv) acknowledge that if the CEI Collateral Agent or its designee(s) or assignee(s) has elected to exercise the rights and remedies set forth in the CEI Credit Documents, then the CEI Collateral Agent, its designee(s) or assignee(s) or any other purchaser of the Assigned Interests in a judicial or nonjudicial foreclosure sale (a “Substitute Lender”) shall be substituted for the Lender(s) under the Loan Documents. In the event described in clause (iv), the Loan Parties shall recognize the Substitute Lender in its capacity as such and shall continue to perform its obligations under the Loan Documents in favor of the Substitute Lender. Each Loan Party agrees not to contest or challenge or support any other Person in contesting or challenging any of such Loan Party’s obligations, acknowledgements and agreements under this paragraph for any reason.

11.9    Confidentiality.

11.9.1        General.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.9, to (a) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement to any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (a) becomes publicly available other than as a result of a breach of this Section 11.9 or (b) becomes available to any Agent or Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, the other Loan Parties or any other Person that has obtained such confidential information pursuant to this Section 11.9 or (ix) to the CEI Agents, CEI Lenders and the letter of credit issuers under the CEI Credit Agreement in accordance with the confidentiality provisions of the CEI Credit Agreement. Any Person required to maintain the confidentiality of Information as provided in this Section 11.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, this Section 11.9.1 applies to CEI only in its capacities as Administrative Agent and Lender hereunder and not in its direct or indirect capacities as a limited partner or the General Partner of the Borrower.

11.9.2        Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender, Agent, CEI Agent or CEI Lender or by one or more Subsidiaries or Affiliates of such Lender, and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions of Lending], this Agreement shall become effective when it shall have been executed by the Agents, the Loan Parties and the Initial Lender and when the Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11    Governing Law, Etc.

11.11.1     Governing Law.

This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2     SUBMISSION TO JURISDICTION.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3     WAIVER OF VENUE.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.11.2 [SUBMISSION TO JURISDICTION]. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE.

11.11.4     SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5     WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.5.

11.12    Certain Collateral Matters.

The benefit of the Loan Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to the Secured Parties. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Specified Swap Agreement or any Other Lender Provided

Financial Service Product, and no Person shall have any voting rights under any Loan Document solely because of such Person’s status as an Indemnitee.

11.13    USA PATRIOT Act Notice.

Each Lender that is subject to the USA PATRIOT Act and each Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

11.14    No Fiduciary Duty.

Each Loan Party agrees and acknowledges that: (i) each of the Collateral Agent, CEI Agent and CEI Lender is acting solely as a principal and is not a financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other party; (ii) no such Person has assumed or will assume \an advisory, agency or fiduciary responsibility in any Loan Party’s or their respective Affiliates’ favor with respect to any of the transactions contemplated hereby (irrespective of whether any such Person has advised or is currently advising any Loan Party or its Affiliates on other matters), and no such Person has any obligation to the Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; (iii) such Person and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from the Loan Parties or their respective Affiliates and, such Secured Parties have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Collateral Agent, CEI Agents and CEI Lenders have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to any of the transactions contemplated hereby and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party acknowledges and agrees that it will consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither (A) the Collateral Agent, CEI Agent, CEI Lender nor (B) any of their respective Affiliates shall have any responsibility or liability to any Loan Party with respect thereto. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that such Loan Party may have against the Collateral Agent, CEI Agents, CEI Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.

11.15    No General Partner’s Liability.

It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under the other Loan Documents. The Administrative Agent, the Collateral Agent and the Lenders agree for themselves and their respective successors and assigns that no claim arising against any Loan Party under any Loan Document with respect to the Obligations shall be asserted against the General Partner.

11.16    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

CONSOL COAL RESOURCES LP (f/k/a CNX COAL RESOURCES LP)

By:	CONSOL COAL RESOURCES GP LLC
(f/k/a CNX COAL RESOURCES GP LLC),
its general partner

By:
Name:
Title:

GUARANTORS:

CONSOL OPERATING LLC
(f/k/a CNX OPERATING LLC)
CONSOL THERMAL HOLDINGS LLC
(f/k/a CNX THERMAL HOLDINGS LLC
CONSOL COAL FINANCE CORP.
(f/k/a CNX COAL FINANCE CORP.)

By:
Name:
Title:

[SIGNATURE PAGE TO CONSOL COAL AFFILIATED COMPANY CREDIT AGREEMENT]

CONSOL ENERGY INC.
(f/k/a CONSOL MINING CORPORATION), as Administrative Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CONSOL COAL AFFILIATED COMPANY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO CONSOL COAL AFFILIATED COMPANY CREDIT AGREEMENT]

[ ,
as a Lender

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:] ]

[SIGNATURE PAGE TO CONSOL COAL AFFILIATED COMPANY CREDIT AGREEMENT]

SCHEDULE 1.1(A)

PRICING GRID

Level	Total Net Leverage Ratio	Applicable Rate

I	< 1.50:1.00	3.75%

II	≥ 1.50:1.00 and < 2.00:1.00	4.00%

III	≥ 2.00:1.00 and < 2.50:1.00	4.25%

IV	≥ 2.50:1.00 and < 3.00:1.00	4.50%

V	≥ 3.00:1.00	4.75%

For purposes of determining the Applicable Rate:

(a)         From the Closing Date through the date on which the first Compliance Certificate is required to be delivered hereunder after the Closing Date (the “Initial Period”), the Applicable Rate shall be the amount set forth under Level III of this Schedule 1.1(A) set forth above.

(b)         It is expressly agreed that after the Initial Period, the Applicable Rate shall be determined based upon Schedule 1.1(A) above and change on each date on which a Compliance Certificate is required to be delivered hereunder.

(c)         If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 4.2 [Interest After Default] or Section 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.